Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit 10.4

LICENSE AGREEMENT

BETWEEN

CYTOMX THERAPEUTICS, INC.

AND

IMMUNOGEN, INC.

FEBRUARY 12, 2016

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit 10.4

i

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

	5.3	Joint Research Agreement	40

	5.4	Enforcement of Patent Rights	41

	5.5	Response to Biosimilar Applicants	44

	5.6	Interference, Opposition, Revocation and Declaratory Judgment Actions	49

	5.7	Infringement of Third Party Patent Rights	49

6.	CONFIDENTIALITY		50

	6.1	Confidentiality	50

	6.2	Authorized Disclosure	50

	6.3	Public Announcements; Publications	52

7.	REPRESENTATIONS AND WARRANTIES.		53

	7.1	Mutual Representations and Warranties	53

	7.2	Representations and Warranties of ImmunoGen	54

	7.3	Government Approvals	54

	7.4	Further Covenants	55

	7.5	Representation by Legal Counsel	55

	7.6	Warranty Disclaimers	55

8.	TERM AND TERMINATION.		55

	8.1	Term	55

	8.2	Voluntary Termination by CytomX	56

	8.3	Termination by Either Party for Cause	56

	8.4	Termination on Insolvency	56

	8.5	Termination for Material Breach of the Research Collaboration Agreement by CytomX	56

	8.6	Effects of Expiration or Termination	56

	8.7	Disposition of Inventories of Products	58

	8.8	Remedies	58

	8.9	Survival of Certain Obligations	58

9.	LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.		59

ii

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

	9.1	No Consequential Damages	59

	9.2	Indemnification by ImmunoGen	59

	9.3	Indemnification by CytomX	60

	9.4	Procedure	60

	9.5	Insurance	61

10.	MISCELLANEOUS.		61

	10.1	Assignment	61

	10.2	Further Actions	62

	10.3	Force Majeure	62

	10.4	Notices	62

	10.5	Amendment	63

	10.6	Waiver	63

	10.7	Severability	63

	10.8	Descriptive Headings	63

	10.9	Dispute Resolution	63

	10.10	Patent Disputes and Disputes Relating to Article 6	65

	10.11	Governing Law	66

	10.12	Entire Agreement	66

	10.13	Purpose and Scope	66

	10.14	Counterparts	66

	10.15	No Third Party Rights or Obligations	66

	10.16	Interpretation	67

EXHIBITS

Exhibit A – Licensed Target

Exhibit B – Royalty Rate Reduction Methodology

iii

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit 10.4

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is entered into as of February 12, 2016 (the “Effective Date”), by and between CytomX Therapeutics, Inc., a corporation organized and existing under the laws of Delaware and having a place of business at 343 Oyster Point Blvd., Suite 100, South San Francisco, California, 94080 United States (“CytomX”) and ImmunoGen, Inc., a corporation organized and existing under the laws of Massachusetts and having a place of business at 830 Winter Street, Waltham, Massachusetts, 02451 (“ImmunoGen”). CytomX and ImmunoGen may each be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties have entered into a Research Collaboration Agreement, pursuant to which, among other things, ImmunoGen granted to CytomX the right to obtain a license to certain Know-How and related Patent Rights owned or Controlled by ImmunoGen with respect to certain Targets; and

WHEREAS, pursuant to the Research Collaboration Agreement, CytomX has exercised the CytomX Option (as defined in the Research Collaboration Agreement), pursuant to which the Parties have agreed to enter into this Agreement setting forth the terms and conditions of an exclusive license from ImmunoGen to CytomX with respect to the Licensed Target.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

DEFINITIONS

.

When used in this Agreement, the following capitalized terms shall have the meanings set forth in this Article 1.

1.1“ADC” means a compound that incorporates, is comprised of or is otherwise derived from an Antibody conjugated to a Payload using a Linker, other than a PDC.

1.2“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), provided, however, that the term “Affiliate” shall not include subsidiaries or other entities in which a Party or its Affiliates owns a majority of the ordinary voting power necessary to elect a majority of the board of directors or other managing authority, but is restricted from electing such majority by contract or otherwise, until such time as such restrictions are no longer in effect. A Person shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.3“Alliance Manager” is defined in Section 2.4 hereof.

1.4“Annual Maintenance Fees” is defined in Section 2.2.1 hereof

1.5“Annual Net Sales” means, with respect to any Licensed Product in a Calendar Year during the applicable Royalty Term for such Licensed Product, the aggregate Net Sales by a Party, its Affiliates and its Sublicensees from the sale of such Licensed Product in the Territory during such Calendar Year.

1.6“Antibody” means a molecule which comprises or contains: (a) one or more immunoglobulin variable domains; or (b) fragments, variants, modifications or derivatives of such immunoglobulin variable domains irrespective of origin or source, including but not limited to antigen binding portions including Fab, Fab’, F(ab’)2, Fv, dAb and CDR fragments, single chain antibodies (scFv), chimeric antibodies, monospecific antibodies, diabodies and polypeptides (including humanized versions thereof) that contain at least a portion of an immunoglobulin that is sufficient to confer specific antigen binding to the polypeptide. For clarity, as used in this Agreement, the term “Antibody” shall not include Probodies or PDCs.

1.7“Applicable Law” means the laws, statutes, rules, regulations, guidelines, or other requirements that may be in effect from time to time and apply to a particular activity contemplated hereby, including any such laws, statutes, rules, regulations, guidelines or other requirements of the FDA or the EMA or any applicable securities regulatory authorities or national securities exchanges or securities listing organizations.

1.8“Applicant” is defined in Section 5.5.2 hereof.

1.9“Applicant Response” is defined in Section 5.5.3(b) hereof.

1.10“Bankruptcy Code” is defined in Section 3.4 hereof.

1.11“Baseline Net Sales” is defined in Section 1.94 hereof.

1.12“Binding Obligation” means, with respect to a Party (a) any oral or written agreement or arrangement that binds or legally affects such Party’s operations or property, including any assignment, license agreement, loan agreement, guaranty, or financing agreement; (b) the provisions of such Party’s charter, bylaws or other organizational documents or (c) any order, writ, injunction, decree or judgment of any court or Governmental Authority entered against such Party or by which any of such Party’s operations or property are bound.

1.13“Biosimilar Application” means an application submitted to the FDA under subsection (k) of the PHSA or a similar application submitted under a similar regulatory scheme to another Regulatory Authority.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.14“BLA” means a Biologics License Application (as that term is used in Title 21 of the United States Code of Federal Regulations) filed with the FDA seeking Regulatory Approval to market and sell any Licensed Product in the United States for a particular indication.

1.15“BPCIA” means the Biologics Price Competition and Innovation Act of 2009.

1.16“Business Day” means a day other than a Saturday, a Sunday or other day on which banking institutions in Boston, Massachusetts or San Francisco, California are required to be closed or are actually closed with legal authorization.

1.17“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

1.18“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31.

1.19“Challenge” means any challenge to the patentability, validity, or enforceability of any of the Licensed Patent Rights, including without limitation: (a) filing a declaratory judgment action in which any of the Licensed Patent Rights is alleged to be invalid or unenforceable; (b) citing prior art pursuant to 35 U.S.C. §122 or §301, filing a request for re-examination of any of the Licensed Patent Rights pursuant to 35 U.S.C. §302 or §311, filing a petition to request an inter partes review of the Licensed Patent Rights pursuant to 35 U.S.C. §311, or filing a petition to request a post-grant review of the Licensed Patent Rights pursuant to 35 U.S.C. §321; or (c) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceeding against any of the Licensed Patent Rights in any country.

1.20“Challenge Jurisdiction” is defined in Section 4.2.3(d) hereof.

1.21“Challenged Patent Rights” is defined in Section 4.2.3(d) hereof.

1.22“Challenge-Related Royalty Increase” is defined in Section 4.2.3(d) hereof.

1.23“Clawback Amount” is defined in Section 4.2.3(d) hereof.

1.24“Combination” is defined in Section 1.104 hereof.

1.25“Commercialization” or “Commercialize” means activities with respect to a Licensed Product relating to commercialization in the Field in the Territory, including pre‑launch and launch activities, pricing and reimbursement activities, marketing, promoting, detailing, distributing, offering for sale and selling such Licensed Product, importing and exporting such Licensed Product for sale, conducting post-marketing human clinical trials, reporting of adverse events in patients and interacting with Regulatory Authorities regarding any of the foregoing. Commercialization shall not include any activities related to Manufacturing or Development. When used as a verb, “Commercialize” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.26“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective, those reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances. With respect to any efforts relating to the Development of a Licensed Product by CytomX, generally or with respect to any particular country in the Territory, CytomX will be deemed to have exercised Commercially Reasonable Efforts if it has exercised those efforts normally used by CytomX, in the relevant country, with respect to a compound, product or product candidate, as applicable, owned or Controlled by CytomX, or to which CytomX has similar rights, which compound, product or product candidate is of similar market potential in such country, and is at a similar stage in its development or product life cycle as the Licensed Product, taking into account all relevant factors in effect at the time such efforts are to be expended. It is expressly understood that, so long as this Agreement may be terminated by CytomX for convenience pursuant to Section 8.2 hereof, ceasing the Development of a Licensed Product shall be deemed to be inconsistent with Commercially Reasonable Efforts. Further, to the extent that the performance of CytomX’s obligations hereunder is adversely affected by ImmunoGen’s failure to perform its obligations hereunder, the impact of such performance failure will be taken into account in determining whether CytomX has used its Commercially Reasonable Efforts to perform any such affected obligations.

1.27“Confidential Information” of a Party means (a) with respect to CytomX, the identity of the Licensed Target, and (b) with respect to each Party, all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding such Party’s technology, products, business or objectives, that is communicated in any way or form by or on behalf of such Party (in such capacity, the “Disclosing Party”) to the other Party (in such capacity, the “Receiving Party”) or to any of the Receiving Party’s or its Affiliates’ employees, consultants or subcontractors (collectively, “Representatives”), either prior to or after the Effective Date of this Agreement (including any information disclosed pursuant to the Confidentiality Agreement), and whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms and conditions of this Agreement shall be deemed to be the Confidential Information of each Party. Confidential Information within the CytomX Program Technology shall be deemed to be the Confidential Information of CytomX. Confidential Information within the ImmunoGen Program Technology shall be deemed to be the Confidential Information of ImmunoGen. Confidential Information within the Joint Program Technology shall be deemed to be the Confidential Information of each Party. Certain other information is designated as Confidential Information throughout this Agreement and is included in this definition.

1.28“Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement between the Parties effective as of March 21, 2013.

1.29“Conjugation Probody Platform Improvements” has the meaning ascribed to such term in the Research Collaboration Agreement.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.30“Control” or “Controlled” means, with respect to any (a) item of information, including Know-How, (b) intellectual property right, or (c) Proprietary Material, the possession (whether by ownership interest or license, other than pursuant to this Agreement) by a Party of the ability to grant to the other Party access to or a license under such item, right or material, as provided herein, without violating the terms of any agreement or other arrangements with any Third Party.

1.31“Covered Results” is defined in Section 6.3.2 hereof.

1.32“Cover(s)” is defined in Section 4.2.3(b)(iii) hereof.

1.33“CytomX Accounting Standards” means GAAP, as generally and consistently applied throughout CytomX’s organization. Beginning upon the First Commercial Sale of a Licensed Product and thereafter during the Term as long as CytomX has an obligation to pay royalties under Section 4.2 hereof, CytomX shall promptly notify ImmunoGen in the event it changes the accounting principles pursuant to which its records are maintained, it being understood and agreed that only internationally recognized accounting principles may be used (e.g., GAAP, IFRS (International Financial Reporting Standards), etc.).

1.34“CytomX Indemnified Party” is defined in Section 9.2 hereof.

1.35“CytomX Program Technology” means any Program Technology (other than Joint Program Technology) the inventors of which (alone or with others) are employees of, or others obligated to assign inventions to, CytomX or any of its Affiliates, Sublicensees or Permitted Third Party Service Providers.

1.36“CytomX Proprietary Materials” means biological materials (including any Probodies, Masks or Substrates) and other tangible research materials Controlled by CytomX and provided by CytomX to ImmunoGen under this Agreement.

1.37“CytomX Response” is defined in Section 5.5.3(c) hereof.

1.38“CytomX Standard Exchange Rate Methodology” means, with respect to amounts invoiced in U.S. Dollars, all such amounts shall be expressed in U.S. Dollars. With respect to amounts invoiced in a currency other than U.S. Dollars, all such amounts shall be expressed both in the currency in which the amount was invoiced and in the U.S. Dollar equivalent. The U.S. Dollar equivalent shall be calculated using CytomX’s then‑current standard exchange rate methodology, which is in accordance with the CytomX Accounting Standards applied in its external reporting for the conversion of foreign currency sales into U.S. Dollars or, in the case of Sublicensees, such similar methodology, consistently applied.

1.39“CytomX TAP Platform Improvements” means any TAP Platform Improvement (other than a Joint TAP Platform Improvement) the inventors of which (alone or with others) are employees of, or others obligated to assign inventions to, CytomX or any of its Affiliates, Sublicensees or Permitted Third Party Service Providers pursuant to the Development, Manufacture, use and Commercialization of any Licensed Product.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.40“CytomX Technology” means any Patent Right, Know-How or other intellectual property right that is Controlled by CytomX or any Affiliate of CytomX or that comes into the Control of CytomX at any time during the Term of this Agreement and is actually used by CytomX in Developing Licensed Products under this Agreement or is otherwise necessary for Developing, Manufacturing, using or Commercializing Licensed Products and that claims, covers or is specifically directed to the composition of, or any method of using or method of making or any Tools for Developing, any Probody, Mask or Substrate.

1.41“Cytotoxic Compound” means MAY Compounds and IGN Compounds.

1.42“Deemed Royalty Portion” is defined in Section 5.4.2(g)(iii) hereof,

1.43“Develop” or “Development” means, with respect to a Licensed Product, all pre‑clinical, non-clinical and clinical research and drug development activities with respect to such Licensed Product relating to research and development in connection with seeking, obtaining or maintaining any Regulatory Approval for such Licensed Product, including research, toxicology, pharmacology and other similar efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post‑approval studies), development of diagnostic assays in connection with clinical studies, and all activities directed to obtaining any Regulatory Approval, including any marketing, pricing or reimbursement approval. When used as a verb, “Develop” means to engage in Development and “Developed” has a corresponding meaning.

1.44“Development Milestone” is defined in Section 4.1.1 hereof.

1.45“Development Milestone Payment” is defined in Section 4.1.1 hereof.

1.46“Diligence Obligation” is defined in Section 2.2.2 hereof.

1.47“Disclosing Party” is defined in Section 1.27 hereof.

1.48“Disclosure Letter” is defined in Section 7.2 hereof.

1.49“Dispute” is defined in Section 10.9 hereof.

1.50“Effective Date” is defined in the introduction to this Agreement.

1.51“EMA” means the European Medicines Agency, or any successor agency thereto.

1.52“Field” means all human therapeutic, prophylactic and diagnostic uses.

1.53“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the rules and regulations promulgated thereunder.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.54“FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.55“First Commercial Sale” means, with respect to any Licensed Product and any country of the world, the first sale of such Licensed Product under this Agreement by CytomX, its Affiliates or its Sublicensees to a Third Party in such country, after such Licensed Product has been granted Regulatory Marketing Approval by the competent Regulatory Authorities in such country or, if no such Regulatory Marketing Approval or similar approval is required, the date on which such Licensed Product is first commercially launched in such country. The foregoing notwithstanding, “First Commercial Sale” shall not include: (a) any distribution or other sale solely for so-called treatment investigational new drug sales, named patient sales, compassionate or emergency use sales or pre-approval sales, in each case provided that such Licensed Product is distributed without charge or sold at or below cost; (b) intercompany transfers to Affiliates of CytomX; nor (c) other similar non-commercial uses, provided that in each case under this clause (c) such Licensed Product is distributed without charge or sold at or below cost.

1.56“GAAP” means United States generally accepted accounting principles, consistently applied.

1.57“Generic Equivalent” means, with respect to any Licensed Product in a given country, any biopharmaceutical product that is sold by a Third Party that is not a Sublicensee of CytomX or its Affiliates and such Third Party product (a) contains both (i) an Antibody or Probody that specifically binds to the Licensed Target, and (ii) the same Linker and Cytotoxic Compound as the relevant Licensed Product, or (b) (i) has been licensed as a biosimilar or interchangeable biological product by FDA pursuant to Section 351(k) of the PHSA or any subsequent or superseding law, statute or regulation, (ii) has been licensed as a similar biological medicinal product by the European Medicines Agency pursuant to Directive 2001/83/EC, as may be amended, or any subsequent or superseding law, statute or regulation, or (iii) has otherwise achieved analogous regulatory marketing approval in reliance on the prior approval of the Licensed Product from another applicable Regulatory Authority where in the case of each of subclauses (i), (ii) or (iii) of clause (b) above, the Licensed Product is the reference product for purposes of determining (bio)similarity or interchangeability of the Third Party product.

1.58“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.59“IGN Compounds” means [***], including, without limitation, all analogs, variants, fragments or derivatives of any of the foregoing, in each case owned or Controlled by ImmunoGen.

1.60“Immediate Patent Infringement Action” means an immediate patent infringement action pursuant to Section 351(1)(6) of the PHSA.

1.61[Reserved]

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.62“ImmunoGen Indemnified Party” is defined in Section 9.3 hereof.

1.63[Reserved]

1.64“ImmunoGen Program Technology” means any Program Technology (other than Joint Program Technology) the inventors of which are employees, agents or independent contractors of ImmunoGen or any of its Affiliates. Anything contained in this Agreement to the contrary notwithstanding, any and all ImmunoGen Program Technology that is necessary or useful for Developing, Manufacturing, using or Commercializing Licensed Products and that claims, covers or is specifically directed to the composition of, or any method of using or method of making any Licensed Product, Linker or Cytotoxic Compound comprised in a Licensed Product shall be included in the Licensed Intellectual Property.

1.65“ImmunoGen Proprietary Antibody Rights” means all Know-How (and associated Patent Rights) owned or Controlled by ImmunoGen during the Term constituting or claiming (a) the composition of matter or method of use of, or method of making, an Antibody that was generated or in-licensed by ImmunoGen, whether or not patentable (an “ImmunoGen Proprietary Antibody”), or (b) the composition of matter or method of use of, or method of making an ADC where the Antibody is an ImmunoGen Proprietary Antibody. For purposes of clarity, “ImmunoGen Proprietary Antibody Rights” does not include any Program Technology that relates to Probodies Targeting the Licensed Target or any Patent Rights claiming such Program Technology.

1.66“ImmunoGen Proprietary Materials” means any chemical (including any Cytotoxic Compounds), biological (including any Antibodies) and other tangible research materials Controlled by ImmunoGen and provided by ImmunoGen to CytomX under this Agreement. Subject to the last sentence of this definition, any mutant, derivative, progeny or improvement of ImmunoGen Proprietary Materials shall be considered to be ImmunoGen Proprietary Materials. Without limiting the generality of the foregoing, any [***] furnished by ImmunoGen to CytomX or any of its Affiliates, Sublicensees or Permitted Third Party Service Providers, including, without limitation any samples, cultures or cell banks derived directly or indirectly from any [***], derivative, [***] or improvement thereof (collectively, [***]), shall be deemed to be ImmunoGen Proprietary Materials and included within the Licensed Know‑How. Without prejudice to any of ImmunoGen’s intellectual property rights in and to MAY Compounds, any tangible MAY Compounds manufactured by or for CytomX or any of its Affiliates, Sublicensees or Permitted Third Party Service Providers using the [***] as a precursor in connection with the Development, Manufacture, use and Commercialization of Licensed Products shall not be deemed to be ImmunoGen Proprietary Materials for purposes of this Agreement.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.67“ImmunoGen Technology Transfer Materials” means ImmunoGen information (including, without limitation, technical transfer reports) as consistently provided by ImmunoGen to its other licensees of the Licensed Intellectual Property for the purpose of performing process development, manufacturing and clinical development activities with respect to ADCs, Cytotoxic Compounds and Linkers, as applicable, for use by CytomX for the purpose of Developing, Manufacturing and Commercializing Licensed Products, including: (a) nomenclature, structure and general properties; (b) an example of an ADC manufacturing process, including materials, steps, intermediaries and equipment; (c) an example test panel for controls and characterization and description of methods; (d) information on reference standards and materials; (e) an example of stability data; (f) technical reports on research data for Licensed Products developed by ImmunoGen under the Research Collaboration Agreement; and (g) a list of raw materials (Linkers and Cytotoxic Compounds) and protocols for conjugating Licensed Products.

1.68[Reserved]

1.69“Improvement” is defined in Section 1.141 hereof.

1.70“IND” means an Investigational New Drug Application, as defined in the FD&C Act, that is required to be filed with the FDA before beginning clinical testing of a Licensed Product in human subjects, or an equivalent foreign filing.

1.71“Indemnified Party” is defined in Section 9.4.1 hereof.

1.72“Indemnifying Party” is defined in Section 9.4.1 hereof.

1.73“Independent Patent Counsel” means an outside patent counsel reasonably acceptable to both Parties who (and whose firm) is not at the time of the dispute, and was not at any time during the five (5)-year period preceding the dispute, performing legal services of any nature for either of the Parties or their respective Affiliates (or, in the case of CytomX, its Sublicensees) and which did not, at any time, employ either of the Parties’ chief patent counsels (or persons with similar responsibilities).

1.74“Infringed Patent List” is defined in Section 5.5.3(e) hereof.

1.75“Infringement” is defined in Section 5.4.1 hereof.

1.76“Insolvency Event” means the occurrence of any of the following: (a) a case is commenced by or against a Party under applicable bankruptcy, insolvency or similar laws, and is not dismissed within ninety (90) days, (b) a Party files for or is subject to the institution of bankruptcy, reorganization, liquidation, receivership or similar proceedings, (c) a Party assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for a Party’s business, (e) a substantial portion of a Party’s business is subject to attachment or similar process, or (f) anything analogous to any of the events described in the foregoing clauses (a) through (e) occurs under the laws of any applicable jurisdiction.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.77“Joint Conjugation Probody Platform Improvements” means Conjugation Probody Platform Improvements the inventors of which are jointly (a) employees, agents or independent contractors of CytomX or any of its Affiliates and (b) employees, agents or independent contractors of ImmunoGen or any of its Affiliates.

1.78“Joint Development Committee” or “JDC” is defined in Section 2.3.1 hereof.

1.79“Joint Patent Right” means any Patent Right comprised in the Joint Program Technology.

1.80[Reserved]

1.81“Joint Program Technology” means any Program Technology (other than Joint TAP Platform Improvements) the inventors of which are jointly (a) employees, agents or independent contractors of CytomX or any of its Affiliates and (b) employees, agents or independent contractors of ImmunoGen or any of its Affiliates.

1.82“Joint TAP Platform Improvements” means TAP Platform Improvements the inventors of which are jointly (a) employees, agents or independent contractors of CytomX or any of its Affiliates and (b) employees, agents or independent contractors of ImmunoGen or any of its Affiliates.

1.83“Joint Unconjugated Probody Platform Improvements” means Unconjugated Probody Platform Improvements the inventors of which are jointly (a) employees, agents or independent contractors of CytomX or any of its Affiliates and (b) employees, agents or independent contractors of ImmunoGen or any of its Affiliates.

1.84“Know-How” means any proprietary invention, discovery, data, information, process, method, technique, material, technology, result or other know-how, whether or not patentable.

1.85“Knowledge” is defined in Section 7.2 hereof.

1.86“Liability” is defined in Section 9.2 hereof.

1.87“License Agreement” has the meaning ascribed to such term in the Research Collaboration Agreement.

1.88“Licensed Intellectual Property” means any Patent Right, Know-How or other intellectual property right that is owned or Controlled by ImmunoGen or any Affiliate of ImmunoGen or that becomes owned or Controlled by ImmunoGen or any of its Affiliates at any time during the Term (including ImmunoGen’s one-half interest in Joint Program Technology and Joint TAP Platform Improvements) that is necessary or useful for Developing, Manufacturing, using or Commercializing Licensed Products and that claims, covers or is specifically directed to the composition of, or any method of using or method of making any Licensed Product, Linker or Cytotoxic Compound comprised in a Licensed Product, provided, however, that Licensed Intellectual Property shall expressly exclude any ImmunoGen Proprietary Antibody Rights.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.89“Licensed Know-How” means any Know-How comprised in the Licensed Intellectual Property.

1.90“Licensed Patent Rights” means any Patent Rights comprised in the Licensed Intellectual Property.

1.91“Licensed Product” means any product that incorporates, is comprised of, or is otherwise derived from, a Target-Binding Probody conjugated to a Cytotoxic Compound using a Linker.

1.92“Licensed Target” means the Target set forth in Exhibit A attached hereto and incorporated herein by reference.

1.93“Linker” means any compound or composition that is useful for linking a cytotoxic or cytostatic moiety, including, without limitation, a Cytotoxic Compound, and a cell‑binding moiety, including, without limitation, an Antibody or a Probody, together to form a conjugate of the cytotoxic or cytostatic moiety with the cell-binding moiety.

1.94“Loss of Market Exclusivity” with respect to any Licensed Product in any country, shall be deemed to have occurred only if; (a) one or more Generic Equivalent(s) are being marketed by a Third Party (excluding any Sublicensee) in such country; and (b) Net Sales of such Licensed Product in that country during any Calendar Quarter following introduction of the Generic Equivalent(s) have declined by at least twenty percent (20%) in that country relative to the average quarterly Net Sales of such Licensed Product in such country over the last two (2) Calendar Quarters ending prior to the introduction of such Generic Equivalent(s) (the “Baseline Net Sales”) and such decline in Net Sales is not primarily attributable to (i) any action of the applicable Regulatory Authority limiting sales of the Licensed Product in such country, (ii) the inability of CytomX or its Affiliates or Sublicensees to supply sufficient quantities of the Licensed Product in such country to meet demand, or (iii) any voluntary or involuntary recall of the Licensed Product in such country; provided that such Loss of Market Exclusivity shall be deemed to exist only for so long as material sales of such Generic Equivalent(s) persist in such country. Anything contained in this Agreement to the contrary notwithstanding, a “Loss of Market Exclusivity” shall not be deemed to have occurred if the events described in clauses (a) and (b) of this definition were caused by or result from any act or omission of CytomX (or any of its Affiliates or Sublicensees) determined to have been made negligently or in bad faith in the performance of CytomX’s obligations under Section 5.5.3 hereof that results in actual prejudice to ImmunoGen’s ability to preserve its rights in the Licensed Patent Rights and eliminate the infringement threatened by Applicant (excluding any acts or omissions undertaken pursuant to the specific instruction of ImmunoGen).

1.95“Major EU Market Country” means any of France, Germany, Italy, Spain or the United Kingdom,

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.96“Manufacturing” or “Manufacture” means activities directed to making, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping or storage of a product.

1.97“Marginal Royalty Rates” is defined in Section 4.2.1 hereof.

1.98“Mask” means a peptide linked to an Antibody that is capable of inhibiting the specific binding of the Antibody to its Target.

1.99“Material Breach” is defined in Section 8.3 hereof.

1.100“MAY Compound” means [***], and shall include, without limitation, all variants, fragments or derivatives of any of the foregoing, in each case owned or Controlled by ImmunoGen.

1.101“Milestone Payment” means any Development Milestone Payment or Sales Milestone Payment.

1.102“Monies” is defined in Section 5.4.2(e) hereof.

1.103“Negotiation Period” is defined in Section 5.5.3(e) hereof.

1.104“Net Sales” means, with respect to a Licensed Product, gross receipts from sales by CytomX and its Affiliates and Sublicensees of such Licensed Product to Third Parties in the Territory, less in each case (a) bad debts, (b) sales returns and allowances actually paid, granted or accrued, including trade, quantity and cash discounts and any other adjustments, including those granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers, chain pharmacies, mass merchandisers, staff model HMO’s, pharmacy benefit managers or other institutions in respect of the purchase price, (c) adjustments actually paid, granted or accrued arising from consumer discount programs or other similar programs, (d) customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes) or duties relating to sales, (e) any payment made by CytomX, its Affiliates or Sublicensees in respect of sales to the United States government, any state government or any foreign government, or to any other Governmental Authority, or with respect to any government-subsidized program or managed care organization, and (f) freight and freight insurance (to the extent that CytomX, its Affiliates or Sublicensees bears the cost of freight and freight insurance for the Licensed Product), in each case in accordance with GAAP, as consistently applied by CytomX with respect to its overall operations.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Net Sales shall not include sales or transfers among CytomX and its Affiliates and Sublicensees where the Licensed Product is intended for subsequent sale to the end user. All the foregoing elements of Net Sales calculations shall be determined from the books and records of CytomX and its Sublicensees, maintained in accordance with the CytomX Accounting Standards or, in the case of Sublicensees, such similar accounting principles, consistently applied.

In the event a Licensed Product is sold as a component of a combination or bundled product that consists of a Licensed Product together with another therapeutically active product, or screening or diagnostic product, for the same indication (a “Combination”), the Net Sales from the Combination, for the purposes of determining royalty payments hereunder, shall be determined by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/(A+B), where A is the weighted average per unit sale price of the Licensed Product when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form, and B is the weighted average per unit sale price of the other product(s) included in the Combination when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form.

In the event that the weighted average per unit sale price of the Licensed Product can be determined but the weighted average per unit sale price of the other product(s) included in the Combination cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination (as defined in the standard Net Sales definition above) by the fraction A/C, where A is the weighted average sale price of the Licensed Product when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form, and C is the weighted average per unit sale price of the Combination.

In the event that the weighted average per unit sale price of the other product(s) included in the Combination can be determined but the weighted average per unit sale price of the Licensed Product in similar volumes and of the same class purity, potency and dosage form as in the Combination cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying Net Sales of the Combination (as defined in the standard Net Sales definition above) by a fraction determined by the following formula: one(l) minus (B/C) where B is the weighted average per unit sale price of the other product(s) included in the Combination when sold separately in finished form in the country in which the Combination is sold in similar volumes and of the same class, purity, potency and dosage form and C is the weighted average per unit sale price of the Combination.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

In the event that such average per unit sale price cannot be determined for the Licensed Product, on the one hand, and all other product(s) included in the Combination, on the other, Net Sales for the purposes of determining royalty payments shall be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement to be negotiated in good faith.

The weighted average per unit sale price for both the Licensed Product, on the one hand, and all other product(s) included in the Combination, on the other, shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire following Calendar Year. When determining the weighted average per unit sale price of a Licensed Product, other product(s), or Combination, the weighted average per unit sale price shall be calculated by dividing sales dollars (translated into U.S. Dollars using the CytomX Standard Exchange Rate Methodology) by the units sold during the twelve (12) months (or the number of months in which sales occurred in a partial Calendar Year) of the preceding Calendar Year for the respective Licensed Product, other product(s), or Combination. In the initial Calendar Year, a forecasted weighted average per unit sale price will be used for the Licensed Product, other product(s), or Combination. Any over- or under-payment due to a difference between the forecasted and actual weighted average per unit sale price will be paid or credited in the first royalty payment of the following Calendar Year.

1.105“Non-Disclosing Party” is defined in Section 6.3.2 hereof.

1.106“Notice of Dispute” is defined in Section 10.9.1 hereof.

1.107“Party” and “Parties” is defined in the introduction to this Agreement.

1.108“Patent Committee” is defined in Section 5.2.4 hereof.

1.109“Patent Rights” means any and all (a) patents, (b) pending patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patents granted thereon, (c) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including patent term extensions, supplementary protection certificates or the equivalent thereof, (d) inventor’s certificates, (e) any other form of government-issued right substantially similar to any of the foregoing and (f) all United States and foreign counterparts of any of the foregoing.

1.110“Payload” means a therapeutic cytotoxic or cytostatic compound, including, without limitation, a Cytotoxic Compound.

1.111“PDC” means a compound that incorporates, is comprised of or is otherwise derived from, a Probody conjugated to a Payload using a Linker.

1.112“Permitted Third Party Service Providers” is defined in Section 3.1.1 hereof.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.113“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.114“Phase 1 Clinical Study” means an initial study of a Licensed Product in human subjects or patients with the endpoint of determining initial tolerance, safety, metabolism or pharmacokinetic information and clinical pharmacology of such product as and to the extent defined for the United States in 21 C.F.R. § 312.21(a), or its successor regulation, or the equivalent regulation in any other country.

1.115“Phase 2 Clinical Study” means a study of a Licensed Product in human patients that is intended to obtain information on the Licensed Product’s activity for an indication at a prescribed (or otherwise limited) dose and administration schedule, as well as additional information on the Licensed Product’s safety and toxicity as and to the extent defined for the United States in 21 C.F.R. § 312.21(b), or its successor regulation, or the equivalent regulation in any other country. Without limiting the generality of the foregoing, a clinical study shall be deemed to be a “Phase 2 Clinical Study” hereunder if such study has been designated by the sponsor as a Phase 2 [II] clinical trial on www.clinicaltrials.gov (or any successor website maintained by the U.S. National Institutes of Health (or any successor agency of the U.S. Government)).

1.116“Phase 3 Clinical Study” means a study of a Licensed Product in human patients with a defined dose or a set of defined doses of a Licensed Product designed to (a) ascertain efficacy and safety of such Licensed Product for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed; and (c) support preparing and submitting applications for Regulatory Marketing Approval to the competent Regulatory Authorities in a country of the world, as and to the extent defined for the United States in 21 C.F.R. § 312.21(c), or its successor regulation, or the equivalent regulation in any other country. “Phase 3 Clinical Study” shall also include any other human clinical trial serving as a pivotal study from which the data are actually submitted to the applicable Regulatory Authority in connection with a Regulatory Marketing Approval Application, whether or not such trial is called a “Phase 3” study. Without limiting the generality of the foregoing, a clinical study shall be deemed to be a “Phase 3 Clinical Study” hereunder if such study has been designated by the sponsor as a Phase 3 [III] clinical trial on www.clinicaltrials.gov (or any successor website maintained by the U.S. National Institutes of Health (or any successor agency of the U.S. Government)).

1.117“PHSA” means the Public Health Services Act, as amended (42 U.S.C. § 201 et seq.).

1.118“Pre-Market Notice” is defined in Section 5.5.4(b) hereof.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.119“Probody” means an Antibody linked to a Substrate and a Mask that is claimed or covered by CytomX Technology.

1.120[Reserved]

1.121“Program Technology” means all Know-How (other than TAP Platform Improvements) that either Party or any of its Affiliates, Sublicensees or Permitted Third Party Service Providers (or any of their respective employees, agents or independent contractors), alone or with others, makes, creates, develops, discovers, conceives or first actually reduces to practice pursuant to the Development, Manufacture, use or Commercialization of any Licensed Product, including any Patent Rights related thereto. Program Technology also includes “Program Technology” (as defined in the Research Collaboration Agreement) that is necessary or useful for Developing, Manufacturing, using or Commercializing Licensed Products and that claims, covers or is specifically directed to the composition of, or any method of using or method of making any Licensed Product, Linker or Cytotoxic Compound comprised in any Licensed Product.

1.122“Proposed Biosimilar Product” is defined in Section 5.5.1 hereof.

1.123“Proposed Patent List” is defined in Section 5.5.3(a) hereof.

1.124“Publishing Party” is defined in Section 6.3.2 hereof.

1.125“Receiving Party” is defined in Section 1.27 hereof.

1.126“Regulatory Approval” means any technical, medical, scientific or other license, registration, authorization or approval of any Regulatory Authority (including any approval of a New Drug Application or Biologic License Application) necessary for the Development, Manufacture, use or Commercialization of a pharmaceutical product in any regulatory jurisdiction.

1.127“Regulatory Approval Application” means any application submitted to an appropriate Regulatory Authority seeking any Regulatory Approval.

1.128“Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory jurisdiction, any agency, department, bureau, commission, council or other governmental entity with authority over the Development, Manufacture, use or Commercialization of a Licensed Product.

1.129“Regulatory Marketing Approval” means, with respect to any pharmaceutical product and any indication, Regulatory Approval (including any supplement thereto) to sell such pharmaceutical product for such indication, including, in any jurisdiction other than the United States, to the extent required for any sale in such country, all pricing and reimbursement approvals to be obtained from the Regulatory Authority granting such Regulatory Approval or any affiliated Regulatory Authority.

1.130“Representatives” is defined in Section 1.27 hereof.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.131“Research Collaboration Agreement” means that certain Research Collaboration Agreement effective as of January 8, 2014 by and between CytomX and ImmunoGen, as the same may be amended from time to time.

1.132“Research Program” has the meaning ascribed to such term in the Research Collaboration Agreement.

1.133“Review Period” is defined in Section 6.3.2 hereof.

1.134“Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time from the First Commercial Sale of such Licensed Product in such country until the later of (a) the expiration of the last Valid Claim that would, but for the license granted hereunder, be infringed by the manufacture, use, sale, offer for sale or importation of such Licensed Product in such country or (b) the twelfth (12th) anniversary of the date of the First Commercial Sale of such Licensed Product in such country, but in the case of (b), in no event later than the twentieth (20th) anniversary of the earlier of the date of the First Commercial Sale of such Licensed Product in the United States or the date of the First Commercial Sale of such Licensed Product in any Major EU Market Country. Anything contained in this Agreement to the contrary notwithstanding, if the Licensed Product (or any component or intermediate thereof) was manufactured in a country where such manufacture would, at the time of such manufacture, have infringed a Valid Claim within the Licensed Patent Rights in the country of manufacture in the absence of the license granted under Section 3.3.1 hereof, then the Royalty Term in the country of sale of such Licensed Product, if otherwise expired pursuant to the first sentence of this Section, shall be extended or reinstated, as the case may be, but only with respect to sales of Licensed Products so manufactured. In determining infringement of Valid Claims for purposes of this definition of Royalty Term, (i) any Valid Claim within the Licensed Patent Rights that is jointly owned by CytomX (or any of its Affiliates) with ImmunoGen (or any of its Affiliates) shall be deemed to be owned solely by ImmunoGen or an Affiliate of ImmunoGen, and (ii) claims contained in patent applications that have not resulted in the issuance of a patent in a country will be disregarded for purposes of determining the expiration of the Royalty Term for a Licensed Product in such country under this definition.

1.135“Sales Milestone” is defined in Section 4.1.2 hereof.

1.136“Sales Milestone Payment” is defined in Section 4.1.2 hereof

1.137“Sales Threshold” is defined in Section 4.1.2 hereof.

1.138“Strain” is defined in Section 1.66 hereof.

1.139“Sublicensee” means any Third Party to whom CytomX or an Affiliate of CytomX grants or has granted, directly or indirectly, a sublicense of rights licensed by ImmunoGen under this Agreement, in accordance with the provisions of this Agreement.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.140“Substrate” means a moiety that is linked to the Antibody and to the Mask of a Probody and is capable of being cleaved, reduced or photolysed.

1.141“TAP Platform Improvements” means any enhancement, improvement or modification (each, an “Improvement”) to the Licensed Intellectual Property that is (a) an Improvement to the composition of or methods of making any Cytotoxic Compound, (b) an Improvement to the conjugation process for making ADCs or PDCs (including, for example, reaction conditions or changes in process that create improvements in the yield of such conjugate), (c) an Improvement to the composition of or methods for making Linkers, (d) an Improvement to any of the analytical methods used for making, releasing and characterizing any Cytotoxic Compound, Linker, ADCs or PDCs, or (e) an Improvement to the formulation of ADCs or PDCs. Licensed Products, in and of themselves, will not be deemed to be TAP Platform Improvements, although the Parties acknowledge that TAP Platform Improvements may be incorporated into Licensed Products.

1.142“Target” means a protein described by a unique UniProtKB/Swiss Prot accession number (and all fragments, mutations and splice variants thereof) that is bound by an Antibody or a Probody.

1.143“Target,” “Targeting” or “Targeted” means, when used as a verb to describe the relationship between a molecule and a Target, where the molecule’s primary intended mechanism of action requires that it bind to the Target (or a portion thereof).

1.144“Target-Binding Probody” means a Probody that Targets the Licensed Target. For purposes of clarity, “Target-Binding Probody” does not include bi-specific or multi‑specific Probodies (i.e., Probodies that Target more than one Target).

1.145“Term” is defined in Section 8.1 hereof.

1.146“Territory” means the entire world.

1.147“Third Party” means any Person other than CytomX, ImmunoGen or their respective Affiliates.

1.148“Third Party Claims” is defined in Section 9.2 hereof.

1.149“Third Party Payments” is defined in Section 4.2.3(a) hereof.

1.150“Unauthorized Use” is defined in Section 2.6.3 hereof.

1.151“Unconjugated Probody Platform Improvements” has the meaning ascribed to such term in the Research Collaboration Agreement.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

1.152“Valid Claim” means, with respect to a particular country, (a) a claim of an issued and unexpired patent right included within the Licensed Patent Rights that (i) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal, and (ii) has not been cancelled, withdrawn, abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a bona fide claim of a pending patent application included within the Licensed Patent Rights that has not been (i) cancelled, withdrawn or abandoned without being refiled in another application in the applicable jurisdiction or (ii) finally rejected by an administrative agency action from which no appeal can be taken or that has not been appealed within the time allowed for appeal, provided that any claim in any patent application pending for more than seven (7) years from the earliest date on which such patent application claims priority shall not be considered a Valid Claim for purposes of the Agreement from and after such seven (7) year date unless and until a patent containing such claim issues from such patent application and solely if such patent issues while another Valid Claim covers the relevant Licensed Product in the relevant country. Anything contained in this Agreement to the contrary notwithstanding, a claim within an issued and unexpired patent within the Licensed Patent Rights shall remain a Valid Claim for all purposes under this Agreement, notwithstanding a determination that such claim is unenforceable pursuant to the operation of the BPCIA, if such determination is exclusively caused by or results solely from any act or omission by CytomX (or any of its Affiliates or Sublicensee) determined to have been made negligently or in bad faith in the performance of CytomX’s obligations under Section 5.5.3 hereof that results in actual prejudice to ImmunoGen’s ability to preserve its rights in the Licensed Patent Rights and eliminate the infringement threatened by the Applicant (excluding any acts or omissions undertaken pursuant to the specific written instruction of ImmunoGen).

2.PRODUCT DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION.

2.1General. CytomX shall have sole authority over, responsibility for and control of (notwithstanding the formation of the JDC or its decisions and/or disputes among the membership of the JDC) the Development, Manufacture, use and Commercialization of the Licensed Products, and shall bear all costs associated with such Development, Manufacture, use and Commercialization. To the extent it has not already done so or is not required to do so under the Research Collaboration Agreement, upon request by CytomX, ImmunoGen will provide CytomX and/or its designated Permitted Third Party Service Providers with the ImmunoGen Technology Transfer Materials. In addition, upon reasonable request by CytomX, ImmunoGen shall use reasonable efforts to provide CytomX with technical advice to assist CytomX in its use of the ImmunoGen Technology Transfer Materials in connection with the Development and Manufacture of Licensed Products hereunder.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

2.2Development Diligence.

2.2.1.CytomX Diligence. CytomX will use Commercially Reasonable Efforts to Develop Licensed Products and to undertake investigations and actions required to obtain Regulatory Marketing Approval in the Territory; provided that the obligations set forth in this Section shall cease upon the achievement of the first Regulatory Marketing Approval for any Licensed Product in any country or other jurisdiction in the Territory. For avoidance of doubt, any actions taken by CytomX’s Affiliates or Sublicensees under this Agreement shall be treated as actions taken by CytomX in regard to satisfaction of the requirements of this Section 2.2.1. Beginning on the sixth (6th) anniversary of the Effective Date and thereafter, CytomX will make non-refundable and non-creditable maintenance payments in the amounts set forth below (the “Annual Maintenance Fees”) until the earlier of (a) the first filing of an IND in the U.S. or in any European Union country for any Licensed Product or (b) the termination of this Agreement in accordance with its terms. The amounts of the Annual Maintenance Fee accruing as of each anniversary of the Effective Date, beginning with the sixth (6th) anniversary are as follows:

Anniversary of the Effective Date	Maintenance Fee
Sixth (6th) anniversary	[***]
Seventh (7th) anniversary	[***]
Eighth (8th) anniversary and each anniversary thereafter	The amount payable with respect to the previous anniversary, plus [***]

CytomX will pay the applicable Annual Maintenance Fee in accordance with Section 4.3 hereof within sixty (60) days after the applicable anniversary of the Effective Date. Payment of Annual Maintenance Fees by CytomX shall not establish that CytomX has satisfied its due diligence obligations under this Section 2.2. and such payments shall be given no consideration or weight in determining whether CytomX has satisfied such due diligence obligations. Anything contained in this Agreement to the contrary notwithstanding, CytomX shall have no obligation to pay Annual Maintenance Fees hereunder if the first filing of an IND in the U.S. or in any European Union country for any Licensed Product has occurred prior to the sixth (6th) anniversary of the Effective Date.

2.2.2.Exceptions to Diligence Obligations

. Notwithstanding any provision of this Agreement to the contrary, CytomX will be relieved from and will have no obligation to undertake any efforts with respect to any diligence obligation under Section 3.2.1 with respect to a given Licensed Product (each, a “Diligence Obligation”) in the event that ImmunoGen materially breaches any of its Development or other obligations under this Agreement related to such Licensed Product upon which performance of the applicable Diligence Obligation is dependent.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

2.2.3.Remedies for Breach of Diligence Obligations. A material breach of any Diligence Obligation by CytomX shall be deemed to be a Material Breach by CytomX hereunder.

2.3Joint Development Committee.

2.3.1.Formation of the Joint Development Committee. As soon as practicable after the Effective Date, CytomX and ImmunoGen shall establish a “Joint Development Committee” (or “JDC”) to coordinate the sharing of safety data and minutes of meetings with Regulatory Authorities with regard to Licensed Products. The JDC shall also serve as a forum to facilitate communications between the Parties regarding this Agreement. The JDC shall be comprised of two (2) representatives from each Party as appointed by such Party, with such representatives possessing appropriate expertise and seniority. The JDC may change its size from time to time by mutual consent of its members. A Party may replace one or more of its representatives from time to time upon written notice to the other Party. The JDC shall exist until the expiration of the Term or earlier termination of the Agreement, unless the Parties otherwise agree in writing, provided that CytomX may dissolve the JDC upon the achievement of the first Regulatory Marketing Approval for any Licensed Product in any country or other jurisdiction in the Territory.

2.3.2.Chairperson and Secretary of the Joint Development Committee. CytomX shall designate a chairperson of the JDC, and a secretary of the JDC shall be designated by agreement of the members of the JDC. CytomX may change the designation of the chairperson from time to time upon written notice to ImmunoGen. The chairperson or his or her designee shall be responsible for scheduling meetings of the JDC, preparing agendas for meetings and sending to all JDC members notices of all regular meetings and agendas for such meetings at least five (5) Business Days before such meetings. The chairperson shall solicit input from both Parties regarding matters to be included on the agenda, and any matter either Party desires to have included on the agenda shall be included for discussion. Nothing herein shall be construed to prohibit the JDC from discussing or acting on matters not included on the applicable agenda. The secretary shall (a) record the minutes of the meeting, (b) circulate copies of meeting minutes to the Parties and each JDC member promptly following the meeting for review, comment and approval by the JDC members and (c) finalize approved meeting minutes. The chairperson shall be a member of the JDC but the secretary need not be a member of the JDC.

2.3.3.Meetings. The JDC shall meet at least three (3) times each Calendar Year (unless the Parties mutually agree in advance of any scheduled meeting that there is no need for such meeting, in which case the next JDC meeting shall also be scheduled as agreed upon by the Parties) until it has been terminated in accordance with Section 2.3.1 hereof at dates and times mutually agreed by the JDC. The initial meeting of the JDC shall be held within sixty (60) days after the Effective Date.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Either Party may call a special meeting of the JDC on fifteen (15) days written notice to the other Party’s members of the JDC (or upon such shorter notice as exigent circumstances may require). Such written notice shall include an agenda for the special meeting. In-person meetings, including special meetings, of the JDC shall alternate between the offices of the Parties, unless otherwise agreed upon by the members of the JDC. Meetings of the JDC may be held telephonically or by video conference; provided, however, that at least two (2) meetings per year shall be held in-person. Meetings of the JDC shall be effective only if at least one (1) representative of each Party is in attendance or participating in the meeting. Members of the JDC shall have the right to participate in at meetings held by telephone or video conference. In addition, the JDC may act on any matter or issue without a meeting if it is documented in a written consent signed by each member of the JDC.

2.3.4.Responsibilities of the Joint Development Committee. The JDC shall be responsible for (a) receiving and reviewing all safety data, relevant regulatory information and other related information obtained by either Party in connection with the Development, Manufacture, use and Commercialization of Licensed Products; (b) facilitating communication between the Parties, (c) resolving Disputes between the Parties, such as Disputes about interpretation of this Agreement, understanding that CytomX has sole authority over the Development, Manufacturing, use and Commercialization of Licensed Products; and (d) such other functions as expressly specified hereunder or as agreed by the Parties. At the time that the first Licensed Product enters a clinical trial, the Parties shall negotiate in good faith the terms of a separate written safety data exchange agreement that, among other things, will govern the exchange of pharmacovigilance information.

2.3.5.Resolution by Consensus. All resolution of Disputes by the JDC shall be made by unanimous agreement of both Parties’ representatives, with each Party having a single vote, irrespective of the number of JDC representatives in attendance at a meeting. If the JDC cannot or does not reach unanimous agreement on a Dispute, then such Dispute shall be resolved in accordance with Section 10.9 hereof.

2.4Alliance Managers. In addition to the foregoing governance provisions, each of the Parties shall appoint a single individual to serve as that Party’s alliance manager (“Alliance Manager”). The role of each Alliance Manager will be to participate and otherwise facilitate the relationship between the Parties as established by this Agreement. A Party may replace its Alliance Manager from time to time upon written notice to the other Party.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

2.5Updates and Reports; Product Recalls.

2.5.1.Development Updates. Upon the request of ImmunoGen, CytomX shall provide ImmunoGen with brief written reports, which ImmunoGen may request no more frequently than once per Calendar Year until satisfaction of CytomX’s obligations under Section 2.2.1 hereof, that shall summarize CytomX’s efforts to Develop the Licensed Products in the Field in the Territory in sufficient detail to establish that CytomX is using Commercially Reasonable Efforts to Develop the Licensed Product, identify the applications for Regulatory Approval that CytomX or its Affiliates or Sublicensees have filed, sought or attempted to obtain in the prior twelve (12)-month period, and any they reasonably expect to file, seek or attempt to obtain in the following twelve (12)-month period. The Parties agree that the minutes of the JDC meetings may serve as reports hereunder, to the extent such minutes adequately address the above subject matter.

2.5.2.Correspondence for Licensed Products. To the extent reasonably practicable and subject to any Third Party confidentiality obligations, CytomX shall provide ImmunoGen with copies of any material documents or correspondence pertaining to ImmunoGen’s manufacture or supply of Cytotoxic Compound or Licensed Product in drug substance form and prepared for submission to any Regulatory Authority and any material documents or other correspondence received from any Regulatory Authority pertaining to ImmunoGen’s manufacture or supply of Cytotoxic Compound or Licensed Product in drug substance form. ImmunoGen shall complete its review within ten (10) Business Days after receipt of the proposed submission. When requested in writing, ImmunoGen shall use commercially reasonable efforts to provide assistance to CytomX in obtaining Regulatory Approvals for Licensed Products. Notwithstanding the foregoing, CytomX shall have the sole responsibility for, and ImmunoGen agrees that CytomX shall be the sole owner of, any Regulatory Approval for the Licensed Products.

2.5.3.Product Recalls. In the event any Regulatory Authority issues or requests a recall or takes similar action with respect to a Licensed Product that CytomX reasonably believes is or may be attributable to or otherwise relates to the Licensed Intellectual Property, or in the event either Party reasonably believes that an event, incident or circumstance has occurred that may result in the need for such a recall, such Party shall promptly notify the other Party thereof by telephone, facsimile or email. Following such notification, CytomX shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or take such other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted, provided that CytomX shall keep ImmunoGen informed regarding any such recall, market withdrawal or corrective action as ImmunoGen from time to time may reasonably request, but only to the extent CytomX is legally permitted to do so. CytomX shall bear all expenses of any such recall, market withdrawal or corrective action, including, without limitation, expenses of notification, destruction and return of the affected Licensed Product and any refund to customers of the amounts paid for such Licensed Product.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

2.5.4.Confidential Information. All reports, updates, product complaints and other information provided by the Disclosing Party to the Receiving Party under this Agreement (including under this Section 2.5), shall be considered Confidential Information of the Disclosing Party, subject to the terms of Article 7 hereof.

2.6Transfer and Use of Proprietary Materials.

2.6.1.Transfer and Use of ImmunoGen Proprietary Materials. From time to time during the Term, ImmunoGen may provide CytomX with ImmunoGen Proprietary Materials for use in the Development and Manufacture of Licensed Products under this Agreement. ImmunoGen’s Proprietary Materials are provided by ImmunoGen on an “as-is” basis without representation or warranty of any type, express or implied, including any representation or warranty of merchantability, non-infringement, title or fitness for a particular purpose, each of which is hereby disclaimed by ImmunoGen. In connection with the foregoing, CytomX agrees that (a) it shall not use ImmunoGen’s Proprietary Materials provided under this Agreement for any purpose other than exercising its rights and performing its obligations hereunder; (b) it shall not use ImmunoGen Proprietary Materials provided under this Agreement in any human subject; (c) it shall use ImmunoGen Proprietary Materials in compliance with all Applicable Laws; (d) it does not acquire any right, title or interest in or to ImmunoGen Proprietary Materials as a result of such provision by ImmunoGen; and (e) upon expiration or termination of this Agreement for any reason, CytomX shall, if and as instructed by ImmunoGen, either destroy or return ImmunoGen Proprietary Materials provided under this Agreement that are not the subject of a continuing license hereunder. CytomX shall be entitled to transfer ImmunoGen Proprietary Materials to any Affiliate, Sublicensee or Permitted Third Party Service Provider under terms obligating such Affiliate, Sublicensee or Permitted Third Party Service Provider not to use or transfer such ImmunoGen Proprietary Materials except in compliance with the preceding sentence.

2.6.2.Transfer and Use of CytomX Proprietary Materials. From time to time during the Term, CytomX may provide ImmunoGen with CytomX Proprietary Materials. ImmunoGen shall use the CytomX Proprietary Materials solely in connection with conducting the specific activities for which such CytomX Proprietary Materials are provided to ImmunoGen, and for no other purpose. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement or in other written authorization by CytomX, ImmunoGen shall not make or attempt to make analogues, progeny or derivatives of, or modifications to, the CytomX Proprietary Materials, using CytomX’s Confidential Information, and ImmunoGen shall not use the CytomX Proprietary Materials for the benefit of any Third Party or of its own internal research programs, ImmunoGen shall comply with all Applicable Laws regarding the handling and use of the CytomX Proprietary Materials. ImmunoGen agrees to retain possession over the CytomX Proprietary Materials and not to provide the CytomX Proprietary Materials to any Third Party without CytomX’s prior written consent.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

2.6.3.Unauthorized Use of Confidential Information and Proprietary Materials. In the event that (a) CytomX or any of its Affiliates or Sublicensees use ImmunoGen’s Confidential Information (including, without limitation, any Confidential Information within the Licensed Know-How) or ImmunoGen Proprietary Materials for any purpose other than in connection with CytomX’s exercise of its rights and performance of its obligations hereunder or the Research Collaboration Agreement (if then in effect) or (b) ImmunoGen or any of its Affiliates uses CytomX’s Confidential Information or CytomX Proprietary Materials for any purpose other than the purposes authorized herein or in any other License Agreement or the Research Collaboration Agreement (if then in effect) (in each case, an “Unauthorized Use”), the results of such Unauthorized Use, and any discoveries or inventions that arise from such Unauthorized Use, whether patentable or not, shall belong solely and exclusively to the providing Party. If required in order to perfect or enforce the providing Party’s ownership of such results, discoveries or inventions, each Party, on behalf of itself and its Affiliates (and in the case of CytomX, its Sublicensees), each hereby assigns and agrees to assign to the providing Party all of its and their right, title and interest in and to all such results, discoveries or inventions made through such Unauthorized Use. Each Party agrees to cooperate, and to cause its Affiliates (and in the case of CytomX, its Sublicensees) to cooperate, with the providing Party, and to execute and deliver any and all documents that the providing Party reasonably deems necessary, to perfect and enforce its rights hereunder.

2.7Services. If, during the Term, CytomX requests that ImmunoGen provide additional services with respect to (a) process development, (b) analytical method development, or (c) manufacturing and supply of Licensed Product in drug substance form for any GLP toxicology studies, clinical studies, or commercial scale-up, but excluding pivotal studies and commercial supply, or (d) any other tasks in connection with the Development, Manufacture, use or Commercialization of Licensed Products with respect to which the Parties may mutually agree, then the Parties shall negotiate in good faith the terms of separate written agreements with respect to such activities.

3.	LICENSE GRANTS.

3.1License Grants.

3.1.1.Commercial License. Subject to the terms and conditions of this Agreement, ImmunoGen hereby grants to CytomX and its Affiliates an exclusive (even as to ImmunoGen), non-transferable (except as expressly permitted in this Agreement), royalty-bearing license, including the right to grant sublicenses as described in Section 3.1.2 hereof, under the Licensed Intellectual Property, to Develop, make, have made, use, sell, offer for sale, import and otherwise Commercialize Licensed Products in the Field in the Territory. CytomX and its Affiliates shall have the right to engage one or more Affiliates or Third Parties (the latter being referred to herein as “Permitted Third Party Service Providers”) as subcontractors to perform designated functions in connection with its activities tinder this Agreement (including transferring Licensed Know-How and ImmunoGen Proprietary Materials as may be necessary for such Permitted Third

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Party Service Providers to perform such designated functions); provided that (a) CytomX  shall remain responsible for the conduct of such activities in accordance with the terms and conditions of this Agreement and (b) CytomX shall cause each such Affiliate or Third Party Service Provider to assign or license (with a right to sublicense to ImmunoGen to the extent required under this Agreement) to CytomX all intellectual property rights (including, without limitation, Patent Rights) in and to any TAP Platform Improvements, whether patentable or not, the inventors of which (alone or with others) are employees of, or others obligated to assign inventions to, such Permitted Third Party Service Provider in the performance of services for CytomX.

3.1.2.Right to Sublicense. CytomX and its Affiliates shall have the right to grant sublicenses under the rights granted to them under Section 3.1.1 hereof with respect to any Licensed Product to any Sublicensee, provided that (a) each such sublicense shall be consistent with the terms and conditions of this Agreement, (b) CytomX shall provide the identity of each Sublicensee within twenty (20) Business Days after execution of such sublicense, (c) CytomX and its Affiliates shall cause each Sublicensee to assign or license (with a right to sublicense to ImmunoGen to the extent required by this Agreement) to CytomX all intellectual property rights (including, without limitation, Patent Rights) in and to any TAP Platform Improvements, whether or not patentable, the inventors of which (alone or with others) are employees of, or others obligated to assign inventions to, such Sublicensee in connection with its exercise of its rights under the applicable sublicense, (d) CytomX shall be jointly and severally responsible with its Sublicensees to ImmunoGen for failure by its Sublicensees to comply with the terms and conditions of this Agreement and (e) CytomX shall remain responsible for the payment to ImmunoGen of all Milestone Payments and royalties payable with respect to the activities and Net Sales of any Sublicensee.

3.2Retained Rights and Covenants.

3.2.1.Retained Rights. Subject to the other terms of this Agreement (including, without limitation, Section 3.2.2 and 3.3 hereof), ImmunoGen retains the right to use the unpatented Licensed Know-How and practice the Licensed Patent Rights (a) to develop, make, have made, use, sell, offer for sale, import or otherwise commercialize any product (excluding, on a country-by-country basis, while the exclusive license granted under Section 3.1.1 hereof remains in effect in such country, any PDC that Targets the Licensed Target), and to grant licenses to Third Parties to do the same; and (b) for any and all uses outside of the Field.

3.2.2.Covenants. Anything contained in Section 3.2.1 or 3.3 hereof to the contrary notwithstanding, ImmunoGen hereby agrees that, on a country‑by‑country basis, during the period that the exclusive license granted under Section 3.3.1 hereof remains in effect in such country, neither it nor any of its Affiliates shall (a) develop or commercialize any PDC that Targets the Licensed Target, or (b) grant to any Third Party any license or other right under any Patent Rights or Know-How owned

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

or Controlled by ImmunoGen to develop or commercialize any PDC that Targets the Licensed Target; provided that the foregoing shall not restrict ImmunoGen’s or its Affiliates’ right to grant to Third Parties research licenses under any Patent Rights or Know-How owned or Controlled by ImmunoGen that are not Target-specific.

3.3License to CytomX TAP Platform Improvements. CytomX, on behalf of itself and its Affiliates, hereby grants to ImmunoGen a non-exclusive, sublicensable, perpetual, irrevocable, royalty-free worldwide license under CytomX ’s interest in any CytomX TAP Platform Improvements, including, without limitation, any Patent Rights claiming such CytomX TAP Platform Improvements, to exploit such CytomX TAP Platform Improvements (a) for any purpose in the Field other than developing, manufacturing, using or commercializing PDCs and (b) for any purpose outside of the Field. Nothing in this Agreement shall be construed as obligating CytomX to engage in any technology transfer or provision of written documentation to ImmunoGen (other than as provided in Section 5.2.3 hereof) or any of its Affiliates or any Third Party disclosing, describing or otherwise relating to CytomX TAP Platform Improvements.

3.4Section 365(n) of Bankruptcy Code. All rights and licenses now or hereinafter granted by either Party to the other Party under or pursuant to any section of this Agreement, including the licensed granted in this Article 3, are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (such Title 11, the “Bankruptcy Code”)). The Parties hereto acknowledge and agree that the payments provided for under Article 4 hereof, other than royalty payments pursuant to Section 4.2 hereof, do not constitute royalties within the meaning of Section 365(n) of the Bankruptcy Code or relate to licenses of intellectual property under this Agreement.

3.5No Implied Rights. Except as expressly provided in this Agreement, neither Party shall be deemed, by estoppel, implication or otherwise, to have granted the other Party any license or other right with respect to any intellectual property of such Party.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

4.	PAYMENTS.

4.1Milestone Payments.

4.1.1.Development Milestones. Within ten (10) Business Days following the first occurrence of each event (each, a “Development Milestone”) described below for the first Licensed Product that achieves such milestone, CytomX shall provide written notice to ImmunoGen identifying the Development Milestone achieved, and CytomX shall pay to ImmunoGen the amount set forth below within forty-five (45) days of receipt of ImmunoGen’s notice with respect to such Development Milestone (each such amount, a “Development Milestone Payment”) to be payable only once regardless of how many Licensed Products achieve such Development Milestone.

Development Milestone	Payment
Dosing of first patient in a Phase 1 Clinical Study	$1,000,000
Dosing of first patient in a Phase 2 Clinical Study	$3,000,000
Dosing of first patient in a Phase 3 Clinical Study	[***]
Date of filing of BLA	[***]
Date of receipt of Regulatory Approval in the United States	[***]
Date of receipt of Regulatory Marketing Approval in Major EU Market Country	[***]
Date of receipt of Regulatory Marketing Approval in Japan	[***]

If a clinical milestone is achieved and any previous clinical milestone has not yet been achieved for any reason, notwithstanding anything herein to the contrary such previous milestone(s) shall be deemed to have been achieved and the corresponding Development Milestone Payment set forth in the table above shall be payable simultaneously with the Development Milestone Payment for the achievement of the subsequent Milestone. All Development Milestone Payments shall be non-refundable and noncreditable.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

4.1.2.Sales Milestones. CytomX shall pay to ImmunoGen the following one‑time payments (each, a “Sales Milestone Payment”) when aggregate Annual Net Sales of a Licensed Product in the Territory in a Calendar Year first reach the respective threshold (a “Sales Threshold”) indicated below (each, a “Sales Milestone”):

Total Annual Net Sales	Sales Milestone Payment
Total Annual Net Sales at least equal $500,000,000	[***]
Total Annual Net Sales at least equal $750,000,000	[***]
Total Annual Net Sales at least equal $1,000,000,000	[***]
Total Annual Net Sales at least equal $1,500,000,000	[***]

Any Sales Milestone Payment with respect to any Calendar Year shall be payable within sixty (60) days of the end of such Calendar Year in the United States. Each Sales Milestone Payment is payable a maximum of one time only, regardless of the number of times a Licensed Product achieves a particular Sales Threshold or the number of Licensed Products that achieve a particular Sales Threshold. All Sales Milestone Payments shall be nonrefundable and noncreditable.

4.2Royalties.

4.2.1.Royalty Payments. With respect to each Licensed Product and subject to the provisions of Section 4.2.2 hereof, CytomX shall pay ImmunoGen royalties in the amount of the applicable rates (“Marginal Royalty Rates”) set forth below of Annual Net Sales of such Licensed Product during the Royalty Term:

Annual Net Sales	Marginal Royalty Rate for Licensed Products (% of Annual Net Sales)
Annual Net Sales of such Licensed Product during a given Calendar Year up to and including $500,000,000	[***]

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Annual Net Sales of such Licensed Product during a given Calendar Year above $500,000,000, up to and including $1,000,000,000	[***]
Annual Net Sales of such Licensed Product during a given Calendar Year above $1,000,000,000	[***]

4.2.2.Marginal Royalty Rate Application. Each Marginal Royalty Rate set forth in the table above shall apply only to that portion of the Annual Net Sales of a given Licensed Product in the Territory during a given Calendar Year that falls within the indicated range.

4.2.3.Royalty Adjustments.

(a)Third Party Royalty Offset. Subject to Section 4.2.3(e) hereof, if, with respect to a Calendar Quarter, CytomX or any of its Affiliates or Sublicensees actually makes royalty payments to one or more Third Parties in consideration of a license, in the absence of which CytomX could not practice the Licensed Intellectual Property to make, offer for sale, sell or import the Cytotoxic Compound portion or Linker portion of any Licensed Product included within the Licensed Intellectual Property (excluding any Licensed Intellectual Property jointly owned by ImmunoGen or its Affiliates, on the one hand, and CytomX or its Affiliates, on the other hand) without infringing an issued patent or patents owned or exclusively licensed by such Third Party in any country (collectively, “Third Party Payments”), as evidenced, to the extent requested by ImmunoGen, by an opinion of Independent Patent Counsel selected by CytomX and approved by ImmunoGen (which approval shall not be unreasonably withheld), then CytomX shall have the right to reduce the royalties otherwise due to ImmunoGen pursuant to Section 4.2.1, 4.2.3(c) or 4.2.3(d) hereof (but not the royalties otherwise due to ImmunoGen pursuant to Section 4.2.3(b) hereof) with respect to Net Sales in such country of such Licensed Products in such Calendar Quarter by an amount equal to fifty percent (50%) of the amount of such Third Party Payments. For purposes of clarity, the term “Third Party Payments” includes only prospective running royalties payable on the same basis as required by this Section 4.2, and does not include any lump-sum license fees, milestone payments, minimum royalties in excess of accrued royalties, any amounts paid for past infringement of any Third Party’s rights or any amount paid for rights not required to permit CytomX to practice the Licensed Intellectual Property to make, use, offer for sale, sell or import the Cytotoxic Compound portion or Linker portion of any Licensed Product included in the Licensed Intellectual Property in any country. For the avoidance of doubt, the Parties agree and acknowledge that this Section 4.2.3(a) shall not apply with respect to royalties payable by a Party to any Third Party under any agreement in existence as of the Effective Date.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

(b)Valid Claim Coverage.

(i)No Patent Coverage. Subject to Section 4.2.3(e) hereof, the royalty rates set forth in Sections 4.2.1, 4.2.3(c) and 4.2.3(d) hereof shall apply, on a country-by-country basis and Licensed Product-by-Licensed Product basis, to Net Sales of Licensed Products only where (A) such Licensed Product (or its manufacture, use, sale, offer for sale or importation) in such country is Covered by a Valid Claim within the Licensed Patent Rights or (B) such Licensed Product (or any component or intermediate thereof) was manufactured in a country where the manufacture of such Licensed Product (or such component or intermediate), was, at the time of its manufacture, Covered by a Valid Claim within the Licensed Patent Rights, regardless of the country in which such Licensed Product is sold. Subject to the other terms of this Agreement (except for Section 4.2.3(a) hereof, which shall not apply), on a country-by-country and Licensed Product-by-Licensed Product basis where and as of and when the royalty rates under Sections 4.2.1, 4.2.3(c) and 4.2.3(d) hereof do not apply as a result of this Section 4.2.3(b)(i), the royalties payable with respect to Net Sales of such Licensed Product sold by CytomX, its Affiliates and its Sublicensees in such country shall be reduced by fifty percent (50%) of the royalties otherwise owed to ImmunoGen pursuant to Section 4.2.1 or 4.2.3(d) hereof, as applicable, without giving effect to any royalty reduction provided in Section 4.2.3(c) hereof, using the methodology outlined in Exhibit B attached hereto. The Parties hereby acknowledge and agree that such royalties shall be in consideration of the commercial advantage, know-how and background information gained from the unpatented Licensed Know-How, including, without limitation, ImmunoGen’s Confidential Information and ImmunoGen Proprietary Materials.

(ii)Applicability of Royalty Rates. For purposes of clarity, (A) if a Licensed Product (or its manufacture, use, sale, offer for sale or importation) is Covered by a Valid Claim in a country within the Territory such that royalties are paid by CytomX pursuant to Section 4.2.1, 4.2.3(c) or 4.2.3(d) hereof and, prior to the expiration of the Royalty Term for such Licensed Product in such country, the Licensed Product (and its manufacture, use, sale, offer for sale or importation) is no longer Covered by a Valid Claim in such country, CytomX shall pay ImmunoGen a royalty at the rate set forth in Section 4.2.1(b)(i) hereof for the portion of the Royalty Term during which no such Valid Claim Covers such Licensed Product (or its manufacture, use, sale, offer for sale or importation) in such country; and (B) if a Licensed Product (or its manufacture, use, sale, offer for sale or importation) is not Covered by a Valid Claim in a country

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

within the Territory such that royalties are paid by CytomX pursuant to Section 4.2.1(b)(i) hereof and, prior to the expiration of the Royalty Term for such Licensed Product in such country, the Licensed Product (or its manufacture, use, sale, offer for sale or importation) becomes Covered by a Valid Claim within the Licensed Patent Rights in such country, CytomX shall pay ImmunoGen a royalty at the rates set forth in Section 4.2.1, 4.2.3(c) or 4.2.3(d) hereof, as applicable, for that portion of the Royalty Term during which such Valid Claim Covers such Licensed Product (or its manufacture, use, sale, offer for sale or importation) in such country.

(iii)Definition of “Cover”. A Valid Claim within the Licensed Patent Rights “Covers” the Licensed Product (or its manufacture, use, sale, offer for sale or importation) in a country if, but for the license granted under Section 3.1.1 hereof, the manufacture, use, sale, offer for sale or importation of the Licensed Product by CytomX or any of its Affiliates or Sublicensees in such country would infringe such Valid Claim; provided, however, that in determining whether a Valid Claim within such Licensed Patent Rights “Covers” (as defined above) the Licensed Product (or its manufacture, use, sale, offer for sale or importation), (A) any Valid Claim within the Licensed Patent Rights that is jointly owned by CytomX (or any of its Affiliates) with ImmunoGen (or any of its Affiliates) shall be deemed to be owned solely by ImmunoGen or an Affiliate of ImmunoGen and (B) any Valid Claim contained in an unissued patent application within the Licensed Patent Rights that has not been (1) canceled, withdrawn or abandoned or (2) pending for more than seven (7) years from its earliest priority date shall be deemed to have been issued.

(c)Loss of Market Exclusivity. Subject to Section 4.2.3(e) hereof, if, with respect to a Calendar Quarter, CytomX or any of its Affiliates or Sublicensees experiences a Loss of Market Exclusivity for a Licensed Product in any country, then CytomX shall have the right to reduce the royalties otherwise due to ImmunoGen pursuant to Section 4.2.1 or 4.2.3(d) hereof (but not the royalties otherwise due to ImmunoGen under Section 4.2.3(b) hereof) with respect to Net Sales in such country of such Licensed Products in such Calendar Quarter as described below, in each case using a methodology similar to that outlined in Exhibit B attached hereto. In calculating royalty reductions pursuant to this Section 4.2.3(c), the applicable WARR (as defined in Exhibit B) shall be multiplied by a percentage which is equal to a fraction, the numerator of which is the actual Net Sales of the Licensed Product in the country for the applicable Calendar Quarter during the period of Loss of Market Exclusivity, and the denominator of which is the Baseline Net Sales of the Licensed Product in

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

such country; provided, however, that (i) if the percentage referred to above is greater than eighty percent (80%), no reductions shall be made pursuant to this Section 4.2.3(c) with respect to Net Sales of the Licensed Product in such country for such Calendar Quarter; and (ii) such percentage shall never be less than fifty percent (50%), regardless of whether Net Sales of such Licensed Product in such country for such Calendar Quarter are less than fifty percent (50%) of the applicable Baseline Net Sales.

(d)Effect of Challenge. In further consideration of the grant by ImmunoGen of the license hereunder and except to the extent the following is unenforceable under the Applicable Laws of a particular jurisdiction where a patent application within the Licensed Patent Rights is pending or a patent within the Licensed Patent Rights is issued, if CytomX, its Affiliates or Sublicensees initiates a Challenge or induces or assists a Third Party in initiating or prosecuting a Challenge (the Licensed Patent Rights subject to such Challenge being referred to herein as the “Challenged Patent Rights”), then during the period that such Challenge is pending, the royalty rates set forth in Section 4.2.1 hereof shall be increased by an additional two percent (2%) of annual Net Sales (the “Challenge-Related Royalty Increase”) in the country(ies) in which the Challenged Patent Rights were pending or issued (each, a “Challenge Jurisdiction”) commencing on the date of such initiation or the date CytomX, its Affiliates or Sublicensees first induces or provides assistance to such Third Party, as applicable, but only with respect to Net Sales of Licensed Products in the applicable Challenge Jurisdiction(s). If, following the final, unappealable conclusion of a Challenge in a Challenge Jurisdiction, there remains one or more Valid Claims within the Challenged Patent Rights that would be infringed by the manufacture, use, sale, offer for sale or importation then (i) the royalty rates set forth in Section 4.2.1 hereof shall be increased by an additional three percent (3%) of annual Net Sales (which shall be in addition to the Challenge-Related Royalty Increase) in the applicable Challenge Jurisdiction, commencing upon the final, unappealable conclusion of such Challenge and continuing for the remainder of the Royalty Term in the applicable Challenge Jurisdiction, and (ii) CytomX shall reimburse ImmunoGen for its costs and expenses (including, without limitation, reasonable attorneys’ and experts’ fees and expenses of litigation) incurred in responding to the Challenge. CytomX shall be required to pay such reimbursement within sixty (60) days of receiving an invoice therefor from ImmunoGen, which shall set forth in reasonable detail the basis for the charges for which ImmunoGen is seeking reimbursement. If, following the final, unappealable conclusion of a Challenge in a Challenge Jurisdiction, there remain no Valid Claims within the Challenged Patent Rights that would be infringed by the manufacture, use, sale, offer for sale or importation of Licensed Products by CytomX or any of its Affiliates or Sublicensees in such Challenge Jurisdiction in the absence of the license granted under Section 3.1.1 hereof, then ImmunoGen shall reimburse

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

CytomX for all amounts with respect to the Challenge-Related Royalty Increase actually paid by CytomX to ImmunoGen with respect to the Challenge Jurisdiction (the “Clawback Amount”) as follows: (A) CytomX shall be entitled to credit one hundred percent (100%) of each royalty payment due under Section 4.2 hereof as they become due from and after the final, unappealable conclusion of such Challenge in such Challenge Jurisdiction against the Clawback Amount until reimbursed in full; and (B) any unreimbursed portion of the Clawback Amount outstanding at the conclusion of the Royalty Term in all countries and jurisdictions in the Territory shall be paid to CytomX within sixty (60) days after receipt by ImmunoGen of an invoice from CytomX therefor.

(e)Minimum Royalty Rate. Anything contained in this Agreement to the contrary notwithstanding, none of the reductions to royalties provided in Sections 4.2.3(a), 4.2.3(b) and 4.2.3(c) hereof, shall, individually or in the aggregate, reduce the royalties payable with respect to Net Sales of any Licensed Product sold by CytomX, its Affiliates and its Sublicensees in any country during the Royalty Term by more than fifty percent (50%) of the royalties otherwise owed to ImmunoGen pursuant to Section 4,2.1 or 4.2.3(d), as applicable, without giving effect to any royalty reduction provided in Section 4.2.3(a), 4.2.3(b) or 4.2.3(c) hereof.

4.3Reports and Payments.

4.3.1.Cumulative Royalties. The obligation to pay royalties under Section 4.2 shall be imposed only once with respect to a single unit of a Licensed Product regardless of how many Valid Claims in Patent Rights included within the Licensed Intellectual Property would, but for this Agreement, be infringed by the use or sale of such Licensed Product in the country in which such Licensed Product is used or sold.

4.3.2.Royalty Statements and Payments. Within sixty (60) days after the end of each Calendar Quarter, CytomX shall deliver to ImmunoGen a report setting forth for such Calendar Quarter the following information, on a Licensed Product-by-Licensed Product basis: (a) the gross sales (if available) and the Net Sales of each Licensed Product (specifying in reasonable detail the deductions to gross sales used to calculate Net Sales, (b) the basis for any adjustments to the royalty payable for the sale of each Licensed Product, (c) the applicable exchange rate to convert each country’s currency to U.S. Dollars under Section 4.3.4 hereof and (d) the royalties due hereunder for the sale of each Licensed Product. No such reports shall be due for any Licensed Product before the First Commercial Sale of such Licensed Product in the Territory. The total royalty due for the sale of Licensed Products during such Calendar Quarter shall be remitted at the time such report is delivered.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

4.3.3.No Set-Off; Taxes and Withholding. All payments made by CytomX to ImmunoGen hereunder shall be made without set-off or counterclaim and free and clear of any taxes, duties, levies, fees or charges, except withholding taxes, if any. In the event any of the payments made pursuant to this Agreement become subject to withholding taxes under the Applicable Law of any jurisdiction, CytomX shall deduct and withhold the amount of such taxes for the account of ImmunoGen, to the extent required by Applicable Law, such amounts payable to ImmunoGen shall be reduced by the amount of taxes deducted and withheld, and CytomX shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to ImmunoGen an official tax certificate or other evidence of such tax obligations together with proof of payment from the relevant Governmental Authority of all amounts deducted and withheld sufficient to enable ImmunoGen to claim such payment of taxes. Any such withholding taxes required under Applicable Law to be paid or withheld shall be an expense of, and borne solely by, ImmunoGen. CytomX will provide ImmunoGen with reasonable assistance to enable ImmunoGen to recover such taxes as permitted by Applicable Law.

4.3.4.Currency. All amounts payable and calculations hereunder shall be in United States dollars, and all payments due under this Agreement shall be made by wire transfer in immediately available funds to an account designated by the Party owed such payment. As applicable, Net Sales and any royalty deductions shall be converted into United States dollars in accordance with the CytomX Standard Exchange Rate Methodology.

4.3.5.Overdue Payments. Subject to the other terms of this Agreement, any payments hereunder not paid within the applicable time period set forth herein shall bear interest from the due date until paid in full, at a rate per annum equal to the lesser of (a) one and one-half percent (1-1/2%) per month, compounded monthly, or (b) the maximum interest rate permitted by applicable law in regard to such payments, calculated in each case from the date such payment was due through to the date on which payment is actually made; provided, however, that with respect to any disputed payments, no interest shall be due until such dispute is resolved and the interest that shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made. Such payments when made shall be accompanied by all interest so accrued. Such interest and the payment and acceptance thereof shall not negate or waive the right of ImmunoGen to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

4.4Maintenance of Records; Audits.

4.4.1.Record Keeping. CytomX shall keep, and cause its Affiliates and Sublicensees to keep, accurate books of account and records in connection with the sale of Licensed Products, in sufficient detail to permit accurate determination of all figures necessary for verification of royalties to be paid hereunder. CytomX shall maintain, and cause its Affiliates and Sublicensees to maintain, such records for a period of at least three (3) years after the end of the Calendar Year in which they were generated.

4.4.2.Audits. Upon thirty (30) days prior written notice from ImmunoGen, CytomX shall permit an independent certified public accounting firm of internationally recognized standing selected by ImmunoGen and reasonably acceptable to CytomX to examine, at ImmunoGen’s sole expense, the relevant books and records of CytomX, its Affiliates and Sublicensees during the period covered by such examination, as may be reasonably necessary to verify the accuracy of the reports submitted by CytomX in accordance with Section 4.3 hereof and the payment of royalties hereunder. An examination by ImmunoGen under this Section 4.4.2 shall occur not more than once in any Calendar Year and shall be limited to the pertinent books and records for any Calendar Year ending not more than three (3) years before the date of the request. The accounting firm shall be provided access to such books and records at the facilities where such books and records are kept and such examination shall be conducted during normal business hours. CytomX may require the accounting firm to sign a reasonable and customary non-disclosure agreement before providing the accounting firm access to CytomX’s facilities or records. Upon completion of the audit, the accounting firm shall provide both ImmunoGen and CytomX a written report disclosing whether the reports submitted by CytomX are correct or incorrect, whether the royalties paid are correct or incorrect and, in each case, the specific details concerning any discrepancies. CytomX and ImmunoGen shall each have the right to request a further determination by such accounting firm as to matters which such Party disputes within thirty (30) days following receipt of such report. The Party initiating a dispute will provide the other Party and the accounting firm with a reasonably detailed statement of the grounds upon which it disputes any findings in the written report and the accounting firm shall undertake to complete such further determination within thirty (30) days after the dispute notice is provided, which determination shall be limited to the disputed matters and provided to both Parties. The Parties shall use reasonable efforts, through the participation of finance representatives of both Parties, to resolve any dispute arising in relation to the audit by good faith discussion. The results of any such audit, reflecting the accounting firm’s determination of any disputed matters, shall be binding on both Parties.

4.4.3.Underpayments/Overpayments. If such accounting firm concludes that additional royalties were due to ImmunoGen, CytomX shall pay the additional royalties (plus interest thereon at the rate provided in Section 4.3.5 hereof) within forty-five (45) days of the date CytomX receives such accountant’s written report so concluding. If such underpayment exceeds five percent (5%) of the royalties that

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were to be paid and is also greater than Fifty Thousand U.S. Dollars ($50,000), CytomX also shall reimburse ImmunoGen for all reasonable charges of such accountants for conducting the audit. If such accounting firm concludes that CytomX overpaid royalties, ImmunoGen shall repay such amount in full within forty-five (45) days of the receipt of such accountant’s report, or, at CytomX’s option, it shall be entitled to offset all such overpayments against any outstanding or future amounts payable to ImmunoGen hereunder until CytomX has received full credit for such overpayments.

4.4.4.Confidentiality. All financial information that is subject to review under this Section 4.4 shall be deemed to be the Confidential Information of the audited Party subject to the provisions of Article 6 hereof.

5.	INTELLECTUAL PROPERTY.

5.1Inventions.

5.1.1.Ownership. All determinations of inventorship under this Agreement shall be made in accordance with the laws of the United States. Determinations of ownership of intellectual property hereunder will be made in accordance with inventorship.

(a)ImmunoGen Solely Owned Technology. As between the Parties, ImmunoGen shall be the sole owner of all Licensed Intellectual Property (other than Joint Program Technology and Joint TAP Platform Improvements included therein and any Joint Patent Rights).

(b)CytomX Solely Owned Technology. As between the Parties, CytomX shall be the sole owner of all CytomX Program Technology and CytomX TAP Platform Improvements and any Patent Rights claiming such CytomX Program Technology and CytomX TAP Platform Improvements.

(c)Jointly Owned Technology. All Joint Program Technology and Joint TAP Platform Improvements (including, without limitation, all Joint Patent Rights) shall be jointly owned by the Parties, with each Party holding an undivided one-half interest therein. Subject to the Parties’ other rights and obligations under this Agreement and any then‑outstanding License Agreement, each Party shall be free to exploit and assign, either itself or through the grant of licenses to Third Parties, all Joint Program Technology, Joint TAP Platform Technology Improvements and Joint Patent Rights throughout the world without restriction, without the need to obtain further consent from or provide notice to the other Party and without any duty to account or otherwise make any payment of any compensation to the other Party.

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Confidential Treatment Requested by CytomX Therapeutics, Inc.

5.1.2.Disclosure. CytomX shall, no less than thirty (30) days before filing any initial Patent Right disclosing CytomX TAP Platform Improvements or any Joint Program Technology or Joint TAP Platform Improvements or any other Patent Right that contains ImmunoGen’s Confidential Information, provide a copy of such disclosure to ImmunoGen. ImmunoGen shall, no less than thirty (30) days before filing any initial Patent Right disclosing Joint Program Technology or Joint TAP Platform Improvements or any other Patent Right that contains CytomX’s Confidential Information, provide a copy of such disclosure to CytomX. In each case, such disclosures to the other Party shall include all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, employees, agents or independent contractors describing such invention and the proposed inventorship of any new Patent Rights intended to be filed. The other Party shall promptly raise any issue regarding inventorship of any such Patent Rights, and the Parties agree to determine the correct inventorship of any Patent Rights in accordance with Section 10.10.1 hereof.

5.2Filing, Prosecution and Maintenance of Patent Rights.

5.2.1.Cooperation. Without limiting any other rights and obligations of the Parties under this Agreement, the Parties shall cooperate with respect to the timing, scope and filing of patent applications and patent claims relating to any Joint Program Technology to preserve and enhance the patent protection for Licensed Products, including the manufacture and use thereof and to allow the Party owning the technology underlying an Improvement to have reasonable input to preserve and enhance its patent portfolio and patenting strategy.

5.2.2.ImmunoGen Patent Rights. ImmunoGen, at its own expense, shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, all Licensed Patent Rights (other than Licensed Patent Rights claiming Joint Program Technology or Joint TAP Platform Improvements). With respect to any Licensed Patent Rights disclosing or claiming Program Technology (other than TAP Platform Improvements included in the Program Technology), ImmunoGen shall keep CytomX reasonably informed of the status of the filing, prosecution and maintenance of such Patent Rights and shall consider in good faith any recommendations made by CytomX in regard to the filing, prosecution or maintenance of any such Patent Right. ImmunoGen shall consult with CytomX in the filing, prosecution and maintenance of any ImmunoGen Patent Right related to Improvements to CytomX Technology and shall not unreasonably refuse to incorporate any recommendations made by CytomX in regard to such filing, prosecution or maintenance. To the extent ImmunoGen decides not to file, prosecute or maintain any Licensed Patent Right that ImmunoGen reasonably believes covers or may cover the Development, Manufacture, Commercialization or use of any Licensed Product (other than any such Patent Right owned or co‑owned by a Third Party licensor or the filing of a new initial patent application) and except in the case in which the decision not to file, prosecute or maintain such Patent Right is made by ImmunoGen in the ordinary course of filing continuation

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applications or as part of an overall strategy to optimize the scope or other aspects of the Licensed Intellectual Property, ImmunoGen shall provide CytomX with thirty (30) days prior written notice to such effect (i.e., at least thirty (30) days prior to the date on which any such filing is intended or due or on which any other such action is due), in which event CytomX may elect to file or continue prosecution or maintenance of such Patent Right, at CytomX’s expense, and ImmunoGen, upon CytomX’s written request received within such thirty (30) day period, shall execute such documents and perform such acts, at CytomX’s expense, as may be reasonably necessary to permit CytomX to file, prosecute and maintain such Patent Right; provided that CytomX (a) shall keep ImmunoGen reasonably informed of the status of the filing, prosecution and maintenance of such Patent Rights, (b) shall consider in good faith any recommendations made by ImmunoGen in regard to such filing, prosecution and maintenance of such Patent Right, and (c) shall not unreasonably refuse to incorporate any recommendations made by ImmunoGen in regard to such filing, prosecution or maintenance. Any such Patent Right that is prosecuted or maintained by CytomX pursuant to this Section 5.2.2 (a) will continue to be owned by ImmunoGen, and (b) subject to the Parties’ other rights and obligations under this Agreement, may be licensed by ImmunoGen to one or more Third Parties. For avoidance of doubt, “prosecution” as used in this Section 5.2 includes oppositions, nullity or revocation actions, post-grant reviews and other patent office proceedings involving the referenced Patent Rights.

5.2.3.CytomX Patent Rights. CytomX, at its own expense, shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain, throughout the world, any Patent Rights comprised in the CytomX TAP Platform Improvements. CytomX shall consult with ImmunoGen in the filing, prosecution and maintenance of any Patent Right related to CytomX TAP Platform Improvements (including, without limitation, keeping ImmunoGen reasonably informed of the status thereof), shall consider in good faith any recommendations made by ImmunoGen in regard to such filing, prosecution or maintenance, and shall not unreasonably refuse to incorporate any recommendations made by ImmunoGen in regard to such filing, prosecution or maintenance. Nothing contained in this Agreement shall be construed as obligating CytomX to file any patent application in any country or other jurisdiction relating to CytomX TAP Platform Improvements.

5.2.4.Joint Patent Rights. If not already established under the Research Collaboration Agreement, prior to either Party filing any Patent Right disclosing Joint Program Technology or Joint TAP Platform Improvements, the Parties shall establish a patent committee (the “Patent Committee”) comprised of at least one (1) representative of each Party for the purpose of facilitating the preparation, filing, prosecution, maintenance and defense of Joint Patent Rights. As agreed upon by the Parties, meetings of the Patent Committee may be face-to-face or may be conducted by teleconferences or videoconferences, from time to time as needed. The Patent Committee will be the forum through which the Parties coordinate their respective obligations to each other described in Sections 5.2.2 and 5.2.3 hereof and in this Section. In the event the Parties conceive or generate any Joint Program

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Technology or Joint TAP Platform Improvements, the Parties shall promptly meet to discuss and determine, based on mutual consent, whether to seek patent protection thereon, which Party will control filing, prosecution and maintenance of such patents and how to pay for the filing, prosecution and maintenance of such patents. It is presumed that CytomX will control filing, prosecution and maintenance of Joint Patent Rights claiming Joint Program Technology or Joint Unconjugated Probody Platform Improvements, and that ImmunoGen will control filing, prosecution and maintenance of Joint Patent Rights claiming Joint TAP Platform Improvements or Joint Conjugation Probody Platform Improvements. Neither Party will file any Joint Patent Right without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Party controlling filing and prosecution of any such Joint Patent Right (a) shall keep the other Party informed regarding each Patent Right, (b) shall consider in good faith any recommendations made by the other Party in regard to the filing, prosecution or maintenance of any such Patent Right and (c) shall not unreasonably refuse to incorporate any recommendations made by the other Party in regard to such filing, prosecution or maintenance.

5.2.5.Improper Patent Filings. Each Party agrees that, without the prior written consent of the other Party, neither it nor any of its Affiliates will claim in any patent application filed by or on behalf of such Party (or its Affiliate) any unpatented, nonpublic invention for which the inventor(s) (alone or with others) are employees of, or other persons obligated to assign inventions to, the other Party or any Affiliate of the other Party, or disclose any such invention in any such patent application in a manner that would prejudice the other Party’s ability to patent such invention.

5.2.6.Liability. Except for breaches of Section 5.2.5 hereof, to the extent that a Party is obtaining, prosecuting or maintaining a Patent Right included in the Licensed Intellectual Property or Joint Patent Rights or otherwise exercising its rights under this Section 5.2, such Party, and its Affiliates, employees, agents or representatives, shall not be liable to the other Party in respect of any act or omission on the part of any such Party, or its Affiliates, employees, agents or representatives, in connection with such activities undertaken in good faith.

5.2.7.Extensions. The decision to file for a patent term extension and particulars thereof (including which patent(s) to extend) will be made with the goal of obtaining the optimal patent term and scope of protection for Licensed Products. If a Party wishes to file for a patent term extension based on Patent Rights owned by the other Party, it will so notify the other Party, and the Parties will meet to discuss and determine whether and how to proceed with such patent term extension.

5.3Joint Research Agreement. This Agreement shall be understood to be a joint research agreement under 35 U.S.C. § 103(c)(3) entered into for the purpose of Developing Licensed Products.

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Confidential Treatment Requested by CytomX Therapeutics, Inc.

5.4Enforcement of Patent Rights.

5.4.1.Notice. If either ImmunoGen or CytomX becomes aware of any infringement anywhere in the world of any issued Patent Right within the Licensed Intellectual Property or Joint Patent Rights by any Third Party (an “Infringement”), such Party shall promptly notify the other Party in writing to that effect.

5.4.2.Infringement of Certain Patent Rights.

(a)In the event of any Infringement of a Patent Right included in the Licensed Intellectual Property (including, without limitation, Joint Patent Rights included in the Joint TAP Platform Improvements and Joint Conjugation Probody Platform Improvements but excluding Joint Patent Rights included in the Joint Program Technology (other than Joint Conjugation Probody Platform Improvements)), ImmunoGen shall have the first right to take action to obtain a discontinuance of Infringement or bring suit against a Third Party infringer of such Patent Right within six (6) months from the date of notice.

(b)ImmunoGen shall bear all the expenses of any suit brought by it claiming infringement of any such Patent Right. CytomX shall reasonably cooperate with ImmunoGen in any such suit and shall have the right to consult with ImmunoGen and to participate in and be represented by independent counsel in such litigation at its own expense. ImmunoGen shall incur no liability to CytomX as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such Patent Right invalid or unenforceable, and ImmunoGen shall not, without CytomX’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement or consent decree that admits the invalidity or unenforceability or limits the scope of any such Patent Right.

(c)If ImmunoGen has not obtained a discontinuance of such Infringement by, or filed suit against, any such Third Party infringer within the six (6) month period set forth in subsection (a) above, then CytomX shall have the right, but not the obligation, to bring suit against such Third Party infringer, at CytomX’s sole expense, under any Licensed Intellectual Property. ImmunoGen shall reasonably cooperate with CytomX in any such litigation, including being joined as a party, at CytomX’s expense, provided that ImmunoGen may, at its sole discretion, elect to be represented by independent counsel in such litigation at its own expense. CytomX shall incur no liability to ImmunoGen as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such ImmunoGen Patent Right invalid or unenforceable; and CytomX shall not, without ImmunoGen’s prior written consent (which ImmunoGen

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may withhold in its sole discretion), enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to ImmunoGen or admits the invalidity or unenforceability or limits the scope of any such Patent Right.

(d)In the event of any Infringement of a Joint Patent Right included in the Joint Program Technology (other than Joint Conjugation Probody Platform Improvements), CytomX shall have the first right to take action to obtain a discontinuance of Infringement or bring suit against a Third Party infringer of such Patent Right within six (6) months from the date of notice.

(e)CytomX shall bear all the expenses of any suit brought by it claiming infringement of any such Patent Right. ImmunoGen shall reasonably cooperate with CytomX in any such suit and shall have the right to consult with CytomX and to participate in and be represented by independent counsel in such litigation at its own expense. CytomX shall incur no liability to ImmunoGen as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such Patent Right invalid or unenforceable, and CytomX shall not, without ImmunoGen’s prior written consent, enter into any settlement or consent decree that admits the invalidity or unenforceability or limits the scope of any such Patent Right.

(f)If CytomX has not obtained a discontinuance of such Infringement by, or filed suit against, any such Third Party infringer within the six (6) month period set forth in subsection (d) above, then ImmunoGen shall have the right, but not the obligation, to bring suit against such Third Party infringer, at ImmunoGen’s sole expense, under any CytomX TAP Platform Improvements. CytomX shall reasonably cooperate with ImmunoGen in any such litigation, including being joined as a party, at ImmunoGen’s expense, provided that CytomX may, at its sole discretion, elect to be represented by independent counsel in such litigation at its own expense. ImmunoGen shall incur no liability to CytomX as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any such CytomX Patent Right invalid or unenforceable; and ImmunoGen shall not, without CytomX’s prior written consent (which CytomX may withhold in its sole discretion), enter into any settlement or consent decree that requires any payment by or admits or imparts any other liability to CytomX or admits the invalidity or unenforceability or limits the scope of any such Patent Right.

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(g)The enforcing Party shall keep the other Party reasonably informed of all material developments in connection with any such suit. Any recoveries obtained by either Party as a result of any proceeding against such a Third Party infringer (“Monies”) shall be allocated as follows:

(i)the Monies will be distributed first to the controlling Party for its out-of-pocket litigation costs and expenses incurred in connection with such litigation; then

(ii)the Monies will then be distributed to the other Party for its out-of-pocket litigation costs and expenses incurred in connection with such litigation; then

(iii)to the extent the remaining Monies recovered represent such Third Party’s infringing sales with respect to Licensed Products, (A) ImmunoGen will receive an amount out of such remaining Monies equal to the royalties that would have been due upon sales of the infringing product as if such infringing sales had been incremental Net Sales of a Licensed Product sold by CytomX (the “Deemed Royalty Portion”), and (B) CytomX will receive the amount of such remaining Monies representing such Third Party’s infringing sales with respect to Licensed Products, minus the Deemed Royalty Portion; or

(iv)to the extent the remaining Monies recovered represent CytomX’s lost profits with respect to Licensed Products, the amount of such Monies shall be grossed up to an amount equivalent to what would have been Net Sales (taking into account CytomX’s costs of manufacture and sale relative to such Third Party’s costs of manufacture and sale) and (A) ImmunoGen will receive the Deemed Royalty Portion of such calculated Net Sales, and (B) CytomX will receive the amount of such remaining Monies representing CytomX’s lost profits with respect to Licensed Products, minus the Deemed Royalty Portion; or

(v)to the extent the remaining Monies recovered represent royalties from sales of a product that infringes (A) any Licensed Patent Rights alone or (B) any Licensed Patent Rights and any other Patent Rights owned by or licensed to CytomX or one of its Affiliates or Sublicensees, and the applicable decision-making authority in the action, suit or proceeding has not allocated the Monies between ImmunoGen and the owner of such other Patent Rights, then the Parties shall agree, in good faith, to an allocation of such Monies based on the relevant contributions of the Licensed Patent Rights and such other Patent Rights to the Licensed Product; provided that if the Parties are unable to agree in good faith as to the

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allocation of such Monies on such basis, then the Parties shall submit such matter for determination to an Independent Patent Counsel; provided that the determination of such independent patent counsel shall be final and binding upon the Parties; then

(vi)if CytomX is the controlling Party, then CytomX will retain all Monies remaining after the distributions described in subsections (i) through (v) above, including, without limitation, those for any multiple damages, punitive damages or other non‑compensatory damages, which are applicable to the Licensed Products; or

(vii)if ImmunoGen is the controlling Party, then ImmunoGen will retain all Monies remaining after the distributions described in subsections (i) through (v) above, including, without limitation, those for any multiple damages, punitive damages or other non‑compensatory damages.

(h)Other Infringement. For any infringement of Patent Rights owned by CytomX or licensed by CytomX from Third Parties, CytomX retains the sole right (as between the Parties), but not the obligation, to enforce such Patent Rights.

(i)Infringement of Joint Patent Rights. With respect to any notice of a Third Party infringer of any Joint Patent Right other than a Patent Right included in the Joint Program Technology or Joint TAP Platform improvements, the Parties shall meet as soon as reasonably practicable to discuss such infringement and determine an appropriate course of action and the Parties’ respective rights and responsibilities with respect to any enforcement thereof.

5.5Response to Biosimilar Applicants.

5.5.1.Notice. In the event that CytomX (a) receives a copy of a Biosimilar Application, whether or not such copy is provided under any Applicable Laws (including the BPCIA, the United States Patient Protection and Affordable Care Act, implementing FDA regulations and guidance or similar foreign laws or regulations) applicable to the approval or manufacture of any biosimilar or interchangeable biological product (a “Proposed Biosimilar Product”) for which a Licensed Product is a “reference product,” as such term is used in the BPCIA, or (b) otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(1)(9)(C) of the PHSA), then CytomX shall promptly provide ImmunoGen with written notice.

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5.5.2.Access to Confidential Information. Upon written request from ImmunoGen and to the extent permitted by Applicable Laws, CytomX shall provide ImmunoGen with confidential access to those portions of the Biosimilar Application and such other information provided to CytomX by the Third Party that submitted the Biosimilar Application (the “Applicant”) that describe the Linker and Payload of the Proposed Biosimilar Product or the method(s) of conjugating the cell-binding moiety of the Proposed Biosimilar Product to its Payload; provided, however, that prior to receiving the Biosimilar Application and such confidential information, ImmunoGen shall provide notice to CytomX and the Applicant confirming its agreement to be subject to the confidentiality provisions in Section 351(l)(l)(B)(iii) of the PHSA. For purposes of clarity, the Parties acknowledge and agree that ImmunoGen has retained a right to assert any patent within the Licensed Patent Rights and participate in litigation concerning any such patent.

5.5.3.Proposed Patent List.

(a)Preparation of Proposed Patent List. Not later than twenty (20) days from the date of receipt by CytomX of a copy of a Biosimilar Application and related manufacturing information, CytomX, with cooperation from ImmunoGen, shall prepare and provide ImmunoGen with a list (the “Proposed Patent List”) of (i) those patents within the Licensed Patent Rights that CytomX reasonably believes would be infringed by the manufacture and/or sale of the Proposed Biosimilar Product and (ii) those patents within the Licensed Patent Rights, if any, that CytomX would be willing to sublicense to such Applicant in accordance with the terms of this Agreement. As soon as practicable following the date of receipt by ImmunoGen of the Proposed Patent List, ImmunoGen and CytomX shall discuss in good faith the patents within the Licensed Patent Rights to be included on the Proposed Patent List and CytomX shall consider in good faith ImmunoGen’s proposals for changes to the Proposed Patent List with respect to the patents within the Licensed Patent Rights. Not later than the end of the period specified by Applicable Laws , CytomX shall provide the Applicant with a copy of the Proposed Patent List; provided, however, that CytomX shall incorporate certain ImmunoGen requests in accordance with Section 5.5.3(d) hereof. Notwithstanding the enforcement rights with respect to the Licensed Patent Rights set forth in Section 5.2.2 hereof, CytomX shall have the right to include any of the patents within the Licensed Patent Rights on the Proposed Patent List to the extent that CytomX reasonably believes that a claim of patent infringement for such patent could be asserted by either ImmunoGen or CytomX; provided, however, that the right to control any suit or proceeding in which such a claim is asserted shall be as set forth in Section 5.5.4 hereof.

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(b)Disclosure of Applicant’s Response. Provided that ImmunoGen has agreed to comply with the confidentiality provisions in Section 351(1)(1)(B)(iii) of the PHSA and to the extent permitted by Applicable Laws, CytomX shall provide to ImmunoGen the portion of the Applicant Response (as defined below) pertaining to the Licensed Patent Rights no later than ten (10) days from the date of receipt by CytomX of a response from the Applicant with regard to any patent within the Licensed Patent Rights included on the Proposed Patent List, including any response required by the BPCIA (the “Applicant Response”).

(c)Preparation of CytomX Response. Not later than thirty (30) days from the date of receipt by CytomX of the Applicant Response, CytomX, with cooperation and assistance from ImmunoGen, shall prepare and provide ImmunoGen with a proposed response with respect to the Licensed Patent Rights (the “CytomX Response”) that (i) describes on a claim‑by‑claim basis, how each patent within the Licensed Patent Rights on the Proposed Patent List would be infringed by the commercial marketing of the Proposed Biosimilar Product, and (ii) responds to Applicant’s claims, if any, that the patents within the Licensed Patent Rights on the Proposed Patent List are invalid or unenforceable. The CytomX Response shall include only the foregoing and shall not be construed to include any proposed response to the Applicant relating to any patents other than the Licensed Patent Rights; further, any actual response to the Applicant under the BPCIA and all decisions relating to subsequent procedures under the BPCIA with regard to any patent other than those included within the Licensed Patent Rights shall be within the sole discretion of CytomX. As soon as practicable following the date of receipt by ImmunoGen of the proposed CytomX Response, the Parties shall discuss in good faith the statements in the proposed CytomX Response and CytomX shall consider in good faith ImmunoGen’s proposals for changes to the CytomX Response. Not later than the end of the period specified by Applicable Laws, CytomX shall provide the Applicant with a copy of the CytomX Response; provided, however, that CytomX shall incorporate certain ImmunoGen requests in accordance with Section 5.5.3(d) hereof.

(d)Inclusion of Licensed Patent Rights or Responsive Information. Provided that CytomX is legally able under Applicable Law to provide ImmunoGen with a copy of the Biosimilar Application (and related manufacturing agreement) and ImmunoGen has provided notice to CytomX and Applicant confirming its agreement to be subject to the confidentiality provisions of Section 351(1)(1)(B)(iii) of the PHSA, if ImmunoGen requests in writing to either (i) include a patent in the Proposed Patent List that was not included in CytomX’s initial Proposed Patent List provided to ImmunoGen by CytomX pursuant to Section 5.5.3(a) hereof or (ii) include responsive information with respect to any patent within the Licensed Patent Rights in the CytomX Response that was not included in CytomX’s

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Confidential Treatment Requested by CytomX Therapeutics, Inc.

initial CytomX Response provided to ImmunoGen pursuant to Section 5.5.3(c) hereof, then, absent manifest error, CytomX shall include such patent in the Proposed Patent List and such responsive information in the CytomX Response provided to Applicant, as applicable; provided, however, that ImmunoGen shall indemnify CytomX in accordance with Section 9.2 hereof to the extent any submissions requested by ImmunoGen are determined to have been made negligently or in bad faith.

(e)Negotiation: ImmunoGen Rights. As soon as possible following the date on which CytomX provides the CytomX Response to the Applicant, CytomX shall commence good faith negotiations with Applicant for a period of not more than fifteen (15) days (the “Negotiation Period”) in an effort to reach agreement on the patents on the Proposed Patent List (the “Infringed Patent List”) that will be the subject to an Immediate Patent Infringement Action; provided, however, that if the Proposed Patent List includes both patents within the Licensed Patent Rights and patents that are not within the Licensed Patent Rights, then CytomX shall not agree to the inclusion in the Infringed Patent List of any patents within the Licensed Patent Rights without the prior written consent of ImmunoGen, which consent shall not be unreasonably withheld, conditioned or delayed. If CytomX and Applicant fail to reach agreement under Section 351(1)(4)(A) of the PHSA on the Infringed Patent List, CytomX shall have the sole right to determine under Section 351(1)(5)(B) of the PHSA which patents of those on the Proposed Patent List should be the subject of an Immediate Patent Infringement Action; provided, however, that if the Proposed Patent List includes both patents within the Licensed Patent Rights and patents that are not within the Licensed Patent Rights, then CytomX shall not include in the list of patents to be provided by CytomX to Applicant pursuant to Sections 351(1)(5)(B)(i)(II) of the PHSA any patents within the Licensed Patent Rights without the prior written consent of ImmunoGen, which consent shall not be unreasonably withheld, conditioned or delayed. Within ten (10) days following the exchange of such lists by CytomX and the Applicant, CytomX shall, to the extent legally permissible, provide ImmunoGen with a copy of the portion of the combined Infringed Patent List containing patents within the Licensed Patent Rights that will be the subject of an Immediate Patent Infringement Action.

(f)Supplements to Proposed Patent List. ImmunoGen shall provide CytomX with a copy of any U.S. patent within the Licensed Patent Rights that is issued after CytomX has provided the Proposed Patent List to the Applicant within ten (10) day after such issuance. As soon as practicable following the date of receipt by CytomX of any such patent, ImmunoGen and CytomX shall discuss in good faith whether such patent would be infringed by the manufacture and/or sale of the Proposed Biosimilar Product. CytomX  shall provide the Applicant with a supplement to the Proposed Patent List to include such patent not later than thirty (30) days

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

after the issuance of such patent if CytomX reasonably believes that a claim of patent infringement for such patent could be asserted by either ImmunoGen or CytomX or if ImmunoGen, absent manifest error, requests that CytomX supplement the Proposed Patent List to include such patent provided, however, that ImmunoGen shall indemnify CytomX in accordance with Section 9.2 hereof to the extent any supplement submissions requested by ImmunoGen are determined to have been made negligently or in bad faith.

5.5.4.Claims, Suits and Proceedings.

(a)Immediate Patent Infringement Action. With respect to any patents within the Licensed Patent Rights or any Patent Rights claiming CytomX TAP Platform Improvements, Joint Program Technology or Joint TAP Platform Improvements that are to be the subject of an Immediate Patent Infringement Action, the Parties’ respective rights and obligations with respect to the litigation of such patents (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such Immediate Patent Infringement Action, and obligations to pay legal costs and expenses with respect to such Immediate Patent Infringement Action) shall be as set forth in Section 5.4.2 hereof, except that the Party having the first right to file a claim for Infringement against the Applicant with respect to any such patent subject to an Immediate Patent Infringement Action shall file such claim within fifteen (15) days after agreement is reached as to the Infringed Patent List under Section 351(1)(4) or the exchange of the lists under Section 351(1)(5)(B) of the PHSA, as applicable.

(b)Pre-Marketing Litigation. Either Party shall, within ten (10) days of receiving any notice of commercial marketing provided by the Applicant pursuant to Section 351(1)(8)(A) of the PHSA (the “Premarket Notice”), notify the other Party. Thereafter, the Parties’ respective rights and obligations with respect to any litigation pursuant to Section 351(1)(8)(B) of the PHSA (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such action, and obligations to pay legal costs and expenses with respect to such action) shall be as set forth in Section 5.4.2 hereof.

(c)Cooperation; Standing. If a Party with the right to initiate legal proceedings under this Section 5.5.4 lacks standing to do so (or lacks the right under the BPCIA to do so) and the other Party has standing (or the sole right under the BPCIA) to initiate such legal proceedings, such Party with standing shall initiate such legal proceedings at the request and expense of the other Party.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

5.5.5.Invalidity or Unenforceability Defenses or Actions. In the event that the Applicant asserts, as a defense or as a counterclaim in any infringement action under Section 5.5.4 hereof, that any of the Licensed Patent Rights or any Patent Rights claiming CytomX TAP Platform Improvements, Joint Program Technology or Joint TAP Platform Improvements is invalid or unenforceable, then the Parties’ respective rights and obligations with respect to the response to such defense or the defense against such counterclaim, as applicable, (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such action, and obligations to pay legal costs and expenses with respect to such action) shall be as set forth in Section 5.4.2 hereof; provided that for these purposes any such defense or counterclaim shall be deemed to be an Infringement. In all other cases, including any declaratory judgment action or similar action or claim filed by an Applicant asserting that any of the Licensed Patent Rights or any Patent Rights claiming CytomX TAP Platform Improvements, Joint Program Technology or Joint TAP Platform Improvements is invalid or unenforceable (as in a declaratory judgment action brought by the Applicant following the Premarket Notice), then the Parties’ respective rights and obligations with respect to such action (including rights to initiate, step in, participate in, settle and share amounts recovered pursuant to such action, and obligations to pay legal costs and expenses with respect to such action) shall be as set forth in Section 5.4.2 hereof; provided that for these purposes any such case shall be deemed to be an Infringement.

5.5.6.Changes in Applicable Law. The Parties have agreed to the provisions of this Section 5.5 on the basis of the BPCIA and other applicable laws and regulations in effect as of the Effective Date. If there are any material changes to the BPCTA or other Applicable Laws that would affect these provisions, the Parties will discuss amendments to this Section 5.5 in good faith.

5.6Interference, Opposition, Revocation and Declaratory Judgment Actions. If the Parties mutually determine that, based upon the review of a Third Party’s patent or patent application or other intellectual property rights, it may be desirable in connection with any Licensed Product to provoke or institute an interference, opposition, revocation, post-grant review or other patent office proceedings or declaratory judgment action with respect thereto, then the Parties shall consult with one another and shall reasonably cooperate in connection with such an action. Each Party shall retain all rights to control any actions initiated prior to the Effective Date.

5.7Infringement of Third Party Patent Rights. If the Development, Manufacture, use or Commercialization of any Licensed Product is alleged by a Third Party to infringe a Third Party’s patent or other intellectual property rights, the Party becoming aware of such allegation shall promptly notify the other Party. CytomX shall have the right to take such action as it deems appropriate in response to such allegation, and shall be solely responsible for all damages, costs and expenses in connection therewith, subject to Article 9 hereof.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

6.	CONFIDENTIALITY

6.1Confidentiality. Except to the extent expressly authorized by this Agreement, the Parties agree that, during the Term and for ten (10) years thereafter, each Party, in its capacity as the Receiving Party shall: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, in each case, except for the performance of its obligations or exercise of its rights under this Agreement, provided, however, that the foregoing obligations shall not apply, or shall cease to apply, to the extent that such Confidential Information (i) was already known by the Receiving Party or its Affiliates (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by the Disclosing Party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party or its Affiliates or any of their respective Representatives in breach of its obligations under this Agreement; (iv) was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (v) was independently discovered or developed by or on behalf of the Receiving Party without the use of any Confidential Information of the Disclosing Party.

6.2Authorized Disclosure.

6.2.1.Disclosure to Party Representatives. Notwithstanding the foregoing provisions of Section 6.1 hereof, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s Representatives who (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 6.

6.2.2.Disclosure to Third Parties.

(a)Notwithstanding the foregoing provisions of Section 6.1 hereof, the Parties may disclose Confidential Information belonging to the other Party.

(i)to Governmental Authorities to the extent reasonably necessary to obtain or maintain INDs or Regulatory Approvals for any Licensed Product and in order to respond to inquiries, requests, investigations, orders or subpoenas of Governmental Authorities relating to this Agreement;

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

(ii)to outside consultants, contractors, advisory boards, managed care organizations, and non-clinical and clinical investigators, in each case to the extent reasonably necessary to Develop, Manufacture, use or Commercialize any Licensed Product under reasonable obligations of confidentiality;

(iii)subject to Section 5.2 hereof, to the extent reasonably necessary, in connection with filing or prosecuting Patent Rights as permitted by this Agreement;

(iv)to the extent reasonably necessary, in connection with prosecuting or defending litigation as permitted by this Agreement;

(v)regarding the existence of this Agreement, this Agreement itself or the material and financial terms of this Agreement, (A) to its accountants, lawyers, and other advisers, and (B) to actual or potential investors, lenders, licensors, licensees, acquirers, investment bankers, or agents of the foregoing in connection with a financing, licensing transaction, merger, or acquisition, in each case (A)-(B) under confidentiality obligations no less restrictive than those set forth in this Agreement, provided that ImmunoGen shall not disclose the identity of the Licensed Target under clause (B) without the prior written consent of CytomX;

(vi)subject to Section 6.3.2 hereof, in connection with or included in scientific presentations and publications relating to Licensed Products, including abstracts, posters, journal articles and the like, and posting results of and other information about clinical trials to clinicaltrials.gov or PhRMA websites; and

(vii)to the extent necessary in order to enforce its rights under this Agreement.

(b)In the event a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to Section 6.2.2(a)(i) hereof, the Disclosing Party shall to the extent possible give reasonable advance written notice of such disclosure to the other Party and take all reasonable measures to ensure confidential treatment of such information.

(c)Data generated by CytomX using Licensed Products shall not be considered Confidential Information of ImmunoGen, and, therefore, not subject to this Article 6.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

6.2.3.SEC Filings and Other Disclosures. Notwithstanding any provision of this Agreement to the contrary, either Party may disclose the existence or terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with Applicable Law. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 6.2.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 6.2.3, such Party shall, at its own expense, use Commercially Reasonable Efforts to seek such confidential treatment of confidential portions of this Agreement and such other terms, as may be reasonably requested by the other Party.

6.3Public Announcements; Publications.

6.3.1.Announcements. Except as may be expressly permitted under Section 6.2.3, neither Party will make any public announcement regarding the existence or terms of this Agreement without the prior written approval of the other Party. For the sake of clarity, nothing in this Agreement shall prevent either Party from making any public disclosure relating to this Agreement if the contents of such public disclosure have previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates. The Parties shall mutually agree to one or more press releases regarding the signing of this Agreement following the Effective Date. The Parties agree that each Party may issue future announcements concerning CytomX’s achievement of any significant milestones, including the selection of a clinical candidate, under this Agreement, provided that the content of any such announcement has been mutually agreed upon by the Parties.

6.3.2.Publications. The Parties acknowledge that scientific publications and presentations must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder. Each Party (in such capacity the “Publishing Party”) agrees that, except as required by Applicable Laws, it shall not publish or present, or permit to be published or presented, any results of the Development, Manufacture, use or Commercialization of a Licensed Product to the extent such results refer to, derive from or otherwise relate to the Licensed Intellectual Property (the “Covered Results”), without the prior review by and approval of the other Party (in such capacity, the “Non‑Disclosing Party”), which approval shall not be unreasonably withheld; provided that it shall not be deemed unreasonable for CytomX to withhold its consent to any request by ImmunoGen to publish or disseminate Covered Results prior to the publication or dissemination of such Covered Results by CytomX. The Publishing Party shall submit to the Non-Disclosing Party for review and approval any proposed academic, scientific and medical publication or public presentation which contains Covered Results or otherwise contains the Non-Disclosing Party’s Confidential Information; provided that the foregoing requirement shall apply to CytomX only to the extent any such proposed publication or presentation would refer to, describe or otherwise disclose Confidential Information of ImmunoGen

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

(including, without limitation, any nonpublic Licensed Intellectual Property). In addition, each Party shall submit to the other Party for review and approval any proposed publication or public presentation relating to data generated under the Research Program. In both instances, such review and approval will be conducted for the purposes of preserving the value of the Licensed Intellectual Property and determining whether any portion of the proposed publication or presentation containing the Non-Disclosing Party’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder shall be submitted to the Non-Disclosing Party no later than thirty (30) days before submission for publication or presentation (the “Review Period”). The Non-Disclosing Party shall provide its comments with respect to such publications and presentations within fifteen (15) days after its receipt of such written copy, and the Publishing Party shall delete any Confidential Information of the Non-Disclosing Party upon request. The Review Period may be extended for an additional sixty (60) days in the event the Non-Disclosing Party can, within fifteen (15) days of receipt of the written copy, demonstrate reasonable need for such extension, including for the preparation and filing of patent applications. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 6.3.2.

6.3.3.Integration. As to the subject matter of this Agreement, this Article 6 supersedes any confidential disclosure agreements between the Parties, including, without limitation, the Confidentiality Agreement and the confidentiality provisions of the Research Collaboration Agreement. Any confidential information of a Party disclosed under the Confidentiality Agreement or the Research Collaboration Agreement relating to the subject matter of this Agreement shall be treated as Confidential Information of such Party hereunder, subject to the terms of this Article 6.

7.	REPRESENTATIONS AND WARRANTIES.

7.1Mutual Representations and Warranties. Each of CytomX and ImmunoGen hereby represents and warrants to the other that:

7.1.1.it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

7.1.2.the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite action under the provisions of its charter, bylaws and other organizational documents, and does not require any action or approval by any of its shareholders or other holders of its voting securities or voting interests;

7.1.3.it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

7.1.4.this Agreement has been duly executed and is a legal, valid and Binding Obligation on it, enforceable against it in accordance with its terms; and

7.1.5.the execution, delivery and performance by such Party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of or default under any Binding Obligation existing as of the Effective Date.

7.2Representations and Warranties of ImmunoGen. Except as set forth in a written disclosure letter (the “Disclosure Letter”) delivered by ImmunoGen to CytomX within fifteen (15) days after the Effective Date (which shall be deemed Confidential Information of ImmunoGen), ImmunoGen hereby represents and warrants to CytomX that as of the Effective Date:

7.2.1.to its Knowledge, (a) the issued and unexpired patents within the Licensed Intellectual Property are valid and enforceable patents and (b) ImmunoGen has received no written notice from a Third Party challenging or threatening to challenge the extent, validity or enforceability of any Licensed Patent Rights;

7.2.2.to its Knowledge, ImmunoGen has received no written notice from a Third Party claiming that the use, practice or application of the Licensed Intellectual Property pursuant to the license granted hereunder to CytomX will infringe the issued patents of any such Third Party (excluding, for clarity, any potential infringement that might arise solely as a result of the combination of any Licensed Intellectual Property with any other technology or intellectual property); and

7.2.3.there is no (a) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to its Knowledge, threatened against ImmunoGen or any of its Affiliates or (b) judgment or settlement against or owed by ImmunoGen or any of its Affiliates, in each case in connection with the Licensed Intellectual Property or relating to the transactions contemplated by this Agreement.

For purposes of this Section 7.2, “Knowledge” means the actual knowledge (without having conducted, or having any duty to conduct, any specific inquiry) of the following ImmunoGen employees: (i) any “executive officer” (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) and (ii) chief patent counsel (or person with similar responsibilities).

7.3Government Approvals. Each of CytomX and ImmunoGen shall cooperate with the other Party and use Commercially Reasonable Efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

7.4Further Covenants. In addition to the covenants made elsewhere in this Agreement, ImmunoGen hereby covenants to CytomX that, from the Effective Date until expiration or termination of this Agreement, it will not (a) knowingly take any action that conflicts with the rights under the Licensed Intellectual Property granted to CytomX under this Agreement or (b) knowingly fail to take any action that is reasonably necessary to avoid a conflict with the rights under the Licensed Intellectual Property granted to CytomX under this Agreement.

7.5Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

7.6Warranty Disclaimers.

7.6.1.Except as expressly set forth in Section 7.1 or 7.2 hereof, nothing in this Agreement is or shall be construed as a warranty or representation by ImmunoGen (a) as to the validity or scope of any patent application or patent within the Licensed Patent Rights or (b) that anything made, used, sold or otherwise disposed of under any license granted under this Agreement is or will be free from infringement of patents, copyrights and other rights of Third Parties.

7.6.2.EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

8.	TERM AND TERMINATION.

8.1Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall extend, unless this Agreement is terminated earlier in accordance with this Article 8, on a Licensed Product-by-Licensed Product and country-by-country basis, until such time as the Royalty Term with respect to the sale of such Licensed Product in such country expires. Provided this Agreement has not been terminated prior thereto by ImmunoGen under Section 8.3, 8.4 or 8.5 hereof or by CytomX under Section 8.2 or 8.4 hereof, following the expiration of the Royalty Term applicable to a Licensed Product in a country in accordance with Section 1.134 hereof, CytomX and its Affiliates shall have a fully paid-up, irrevocable, freely transferable and sublicensable license under the relevant Licensed Intellectual Property, to make, have made, use, sell, offer for sale and import such Licensed Products in such country.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

8.2Voluntary Termination by CytomX. CytomX shall have the right to terminate this Agreement at any time prior to the achievement of the first Regulatory Marketing Approval for any Licensed Product in any country or other jurisdiction in the Territory, upon not less than ninety (90) days’ prior written notice to ImmunoGen.

8.3Termination by Either Party for Cause. Either Party may terminate this Agreement in its entirety at any time during the Term by giving written notice to the other Party if the other Party commits a material breach of its obligations under this Agreement (a “Material Breach”), such notice to describe such Material Breach in reasonable detail, and such Material Breach remains uncured for ninety (90) days, measured from the date written notice of such breach is given to the breaching Party; provided, however, that if the nature of the asserted breach is such that more than ninety (90) days are reasonably required to cure, then the cure period shall be extended for a period not to exceed an additional sixty (60) days so long as the Party seeking to cure the asserted breach is diligently pursuing such cure to completion.

8.4Termination on Insolvency. This Agreement may be terminated upon written notice by either Party at any time in the event of an Insolvency Event of the other Party.

Termination for Material Breach of the Research Collaboration Agreement by CytomX

. ImmunoGen shall have the right to terminate this Agreement, effective upon thirty (30) days’ prior written notice to CytomX, in the event ImmunoGen has terminated the Research Collaboration Agreement due to the occurrence of a Material Breach (as defined in the Research Collaboration Agreement) thereunder by CytomX which remains uncured as of the termination date of the Research Collaboration Agreement.

8.6Effects of Expiration or Termination.

8.6.1.Effect of Termination by ImmunoGen under Section 8.3, 8.4 or 8.5 or by CytomX under Section 8.2. If ImmunoGen terminates this Agreement pursuant to Section 8.3, 8.4 or 8.5 hereof, or CytomX terminates this Agreement pursuant to Section 8.2 hereof, then:

(a)the license granted by ImmunoGen to CytomX and its Affiliates under Section 3.1.1 hereof shall immediately terminate, and CytomX and its Affiliates shall discontinue the use of any Licensed Intellectual Property except, with respect to the Licensed Patent Rights, as otherwise permitted under 35 U.S.C. § 271(e)(1) with respect to activities performed in the United States;

(b)CytomX and its Affiliates and Sublicensees shall cease any Development and Commercialization of Licensed Products in the Territory, subject to Section 8.6.3 hereof; and

(c)each Party shall promptly return or destroy all of the other Party’s Confidential Information, provided that each Party may retain, subject to Article 6 hereof, (i) one (1) copy of the other Party’s Confidential

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Information in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder, (ii) any Confidential Information of the other Party contained in its laboratory notebooks or databases, and (iii) any Confidential Information of the other Party to the extent reasonably required to exercise its rights and perform its obligations under any other then-outstanding License Agreement,

8.6.2.Effect of Termination by CytomX under Section 83 or 8.4. If CytomX terminates this Agreement pursuant to Section 8.3 or 8.4 hereof, then

(a)the license granted to CytomX by ImmunoGen pursuant to Section 3.1.1 hereof shall continue on the terms set forth herein, subject to CytomX’s continued payment of all milestone and royalty payments in accordance with this Agreement, and on a country-by-country and Licensed Product-by-Licensed Product basis, upon the expiration of the Royalty Term applicable to a Licensed Product in country in accordance with Section 1.134 hereof and provided CytomX shall have paid to ImmunoGen all royalty amounts due to ImmunoGen with respect to Net Sales in such country, CytomX and its Affiliates shall thereafter have a fully paid-up, irrevocable, freely transferable ad sublicensable license under the relevant Licensed Intellectual Property, to make, have made, use, sell, offer for sale and import such Licensed Product in such country;

(b)ImmunoGen shall remain entitled to receive payments that accrued before the effective date of such termination; and

(c)each Party shall promptly return or destroy all of the other Party’s Confidential Information, provided that each Party may retain, subject to Article 6 hereof, (i) one (1) copy of the other Party’s Confidential Information in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder, (ii) any Confidential Information of the other Party contained in its laboratory notebooks or databases and (iii) any Confidential Information of the other Party to the extent reasonably required to exercise its rights and perform its obligations under any then-outstanding License Agreement. The foregoing notwithstanding, and subject to Article 6 hereof, CytomX may retain and use ImmunoGen’s Confidential Information with respect to the exercise of its rights set forth in clause (a) above or necessary or useful to exercise any other of its rights under this Agreement that survive such termination.

8.6.3.Treatment of Sublicensees on Termination. Notwithstanding the foregoing, ImmunoGen shall permit a Sublicensee of CytomX to become its direct Sublicensee upon notification to ImmunoGen.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

8.6.4.Satisfaction of Obligations During Notice Period. During the period from providing a notice of termination through the termination of the Agreement, the Parties shall continue to perform their obligations under this Agreement.

8.6.5.Pending Dispute Resolution. If a Party gives notice of termination and the other Party disputes whether such notice was proper, then the issue of whether this Agreement has been terminated shall be resolved in accordance with Section 10.9 or 10.10 hereof, as applicable, and this Agreement shall remain in effect pending the resolution of such dispute. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be effective immediately. If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in effect. Anything contained in this Agreement to the contrary notwithstanding, if the asserted breach is cured or shown to be non-existent within the applicable cure period, the first notice of breach hereunder shall be deemed automatically withdrawn and of no effect.

8.7Disposition of Inventories of Products. Following termination of this Agreement by ImmunoGen pursuant to Section 8.3 or 8.4, CytomX and its Affiliates and Sublicensees shall have the right to continue to sell their existing inventories of Licensed Product(s) that have received Regulatory Marketing Approval prior to such termination for a period not to exceed six (6) months after the effective date of such termination or expiration and CytomX shall pay any milestones and royalties payable in connection with such sales in accordance with Article 4 hereof.

8.8Remedies. Except in the case of either Party’s breach of Section 2.6 or Article 6 hereof, the rights of the non-breaching Party set forth in Section 8.6 hereof shall be the exclusive legal remedy to a Party arising from a Material Breach; provided, however, that (a) in addition to the foregoing legal remedy, the Parties may seek any and all equitable remedies, including, without limitation, declarative and injunctive relief and specific performance in accordance with applicable law, and (b) nothing in this Section shall limit the Parties’ respective rights and obligations with respect to (i) Unauthorized Use of the other Party’s Confidential Information or Proprietary Materials, (ii) unauthorized disclosure of the other Party’s Confidential Information or (iii) indemnification as set forth in Article 9 hereof.

8.9Survival of Certain Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation that accrued before such expiration or termination. The following provisions shall survive expiration or termination of this Agreement: Sections 2.5.2, 2.5.3, 2.5.4, 2.6 and 3.3, Articles 4. 5 and 6, Sections 7.6, 8.1, 8.6, 8.7 (for the period set forth therein), 8.8 and 8.9, and Articles 9 and 10. For avoidance of doubt, any other Section that explicitly states it survives expiration or termination of this Agreement shall so survive.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

9.	LIMITATION ON LIABILITY, INDEMNIFICATION AND INSURANCE.

9.1No Consequential Damages. Except with respect to liability arising from a breach of Article 6 hereof, in no event will either Party, its Affiliates or any of its or its Affiliates’ respective Representatives be liable under this Agreement for any special, indirect, incidental, consequential or punitive or exemplary damages, whether in contract, warranty, tort, negligence, strict liability or otherwise, (a) including loss of profits or revenue suffered by either Party or any of its respective Affiliates or Representatives or (b) cost of procurement of substitute goods, technology or services, even if either Party is informed in advance of the possibility of such damages and even if the remedies provided for in this Agreement fail of their essential purpose. For purposes of clarity, a Party’s monetary liability under a Third Party Claim for such Third Party’s special, indirect, incidental or consequential damages or for any punitive or exemplary damages payable in connection with such Third Party Claim, shall be deemed to be the direct damages of such Party for purposes of this Article 9.

9.2Indemnification by ImmunoGen. ImmunoGen will indemnify, defend and hold harmless CytomX, its Affiliates and each of its and their respective employees, officers, directors and agents (each, a “CytomX Indemnified Party”) from and against any and all liability, loss, damage, expense (including reasonable attorneys’ fees and expenses) and cost (collectively, a “Liability”) as a direct result of any Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters (collectively, “Third Party Claims”) arising out of a Material Breach of this Agreement by ImmunoGen, except, in each case, to the extent any such Third Party Claim or Liability results from a Material Breach of this Agreement by CytomX, the Development, Manufacture, Commercialization or use (including, without limitation, the production, manufacture, promotion, import, sale or use by any Person) of any Licensed Product by, on behalf of, or under the authority of, CytomX or any of its Affiliates, Sublicensees, subcontractors, distributors or agents (other than an ImmunoGen Indemnified Party), or the negligence, recklessness or intentional acts of CytomX or any of its Affiliates, Sublicensees, subcontractors, distributors or agents; provided that with respect to any Third Party Claim for which CytomX also has an obligation to indemnify any ImmunoGen Indemnified Party pursuant to Section 9.3 hereof, ImmunoGen shall indemnify each CytomX Indemnified Party for its Liability to the extent of ImmunoGen’s responsibility, relative to CytomX (or to Persons for whom CytomX is legally responsible), for the facts underlying the Third Party Claim.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

9.3Indemnification by CytomX. CytomX will indemnify, defend and hold harmless ImmunoGen, its Affiliates, contractors, distributors and each of its and their respective employees, officers, directors and agents (each, a “ImmunoGen Indemnified Party”) from and against any and all Liabilities as a direct result of any Third Party Claims arising out of:

(a)the Development, Manufacture, Commercialization or use (including, without limitation, the production, manufacture, promotion, import, sale or use by any Person) of any Licensed Product by, on behalf of, or under the authority of, CytomX or any of its Affiliates, Sublicensees, subcontractors, distributors or agents (other than by any ImmunoGen Indemnified Party); or

(b)a Material Breach of this Agreement by CytomX;

except to the extent any such Third Party Claim or Liability results from a Material Breach of this Agreement by ImmunoGen or the negligence, recklessness or intentional acts of ImmunoGen or any ImmunoGen Indemnified Party; provided that with respect to any Third Party Claim for which ImmunoGen also has an obligation to indemnify any CytomX Indemnified Party pursuant to Section 9.2 hereof, CytomX shall indemnify each ImmunoGen Indemnified Party for its Liability to the extent of CytomX’s responsibility, relative to ImmunoGen (or to Persons for whom ImmunoGen is legally responsible), for the facts underlying the Third Party Claim.

9.4Procedure.

9.4.1.Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder, then the Indemnified Party shall promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

9.4.2.Control. The Indemnifying Party shall have the right, at its sole cost and expense, exercisable by notice to the Indemnified Party within ten (10) Business Days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. The Indemnified Party shall cooperate, and shall cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. The Indemnified Party shall have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other Party is defending as provided in this Agreement.

9.4.3.Settlement. Neither the Indemnifying Party nor the Indemnified Party shall enter into any compromise or settlement of a Third Party Claim for which the right to indemnification hereunder has been asserted without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that the Indemnifying Party may, without the Indemnified Party’s prior written consent, agree or consent to any settlement or other resolution of such Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such Third Party Claim. Each of the Indemnifying Party and the Indemnified Party shall not make any admission of liability in respect of any Third Party Claim without the prior written consent of the other Party, and the Indemnified Party shall use reasonable efforts to mitigate Liabilities arising from such Third Party Claim.

9.5Insurance. Each Party shall obtain and maintain, during the Term, commercial general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers (or pursuant to a program of self-insurance reasonably satisfactory to the other Party) to cover its indemnification obligations under Section 9.2 or 9.3 hereof with respect to bodily injury (including death) and damage to property, as applicable, in each case with limits of not less than $3,000,000 per occurrence and in the aggregate. Insurance (other than permitted self-insurance) shall be procured with carriers having an A.M. Best Rating of A-VII or better. Any indemnification payment hereunder shall be made net of any insurance proceeds which the Indemnified Party is entitled to recover; provided, however, that if, following the payment to the Indemnified Party of any amount under this Article 9, such Indemnified Party becomes entitled to recover any insurance proceeds in respect of the claim for which such indemnification payment was made, the Indemnified Party shall promptly pay an amount equal to the amount of such proceeds (but not exceeding the amount of such indemnification payment) to the Indemnifying Party.

10.	MISCELLANEOUS.

10.1Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required in connection with any assignment of this Agreement to an Affiliate of the assigned Party, or to a Third Party in connection with the transfer or sale of the business to which this Agreement relates, or to any successor Person resulting from any merger or consolidation of such Party with or into such Person, provided that the assignee shall have agreed in writing to assume all of

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

the assignor’s obligations hereunder, and provided, further, that the other Party shall be notified promptly after such assignment has been effected. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any purported assignment not in accordance with this Section 10.1 shall be null and void.

10.2Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

10.3Force Majeure. Each Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure (defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes Commercially Reasonable Efforts to resume performance. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any Applicable Law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, or destruction of production facilities or materials by fire, earthquake, storm or like catastrophe; provided that financial inability to pay in and of itself shall not be considered to be a force majeure event.

10.4Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement (including any notice of force majeure, breach, termination, change of address, etc.) shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission (receipt verified), five (5) Business Days after deposited in the mail if mailed by certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next Business Day delivery (receipt verified), to the Parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice, provided, however, that notices of a change of address shall be effective only upon receipt thereof):

All correspondence to ImmunoGen shall be addressed as follows:

ImmunoGen, Inc.

830 Winter Street

Waltham, MA 02451

Attn: Vice President, Business Development

Fax: [***]

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

All correspondence to CytomX shall be addressed as follows:

CytomX Therapeutics, Inc.
343 Oyster Point Blvd., Suite 100
South San Francisco, CA 94080-7014
Attn: CEO

Fax: [***]

To help expedite the other Party’s awareness and response, copies of notices may be provided to the other Party by email but must be supplemented by one of the following methods: (a) personal delivery, (b) first class certified mail with return receipt requested, or (c) next-day delivery by major international courier, with confirmation of delivery. Electronic copies may be sent via email to [***] at CytomX and to [***] at ImmunoGen so long as such individuals remain employed by CytomX or ImmunoGen, respectively.

10.5Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of the Party to be bound.

10.6Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

10.7Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same shall not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement shall be construed as if such clause or portion thereof had never been contained in this Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

10.8Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

10.9Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Article 6 hereof or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Patent Rights (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties shall follow the following procedures in an attempt to resolve the dispute or disagreement:

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

10.9.1.The Party claiming that such a Dispute exists shall give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.

10.9.2.Within fourteen (14) days of receipt of a Notice of Dispute, the ImmunoGen Alliance Manager and the CytomX Alliance Manager shall meet in person or by teleconference and exchange written summaries reflecting, in reasonable detail, the nature and extent of the Dispute, and at this meeting they shall use their reasonable endeavors to resolve the Dispute.

10.9.3.If the Alliance Managers are unable to resolve the Dispute during the meeting described in Section 10.9.2 hereof or if for any reason such meeting does not take place within the period specified in Section 10.9.2 hereof, then the Dispute will be referred to the JDC which shall meet no later than forty-five (45) days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.

10.9.4.If the JDC is unable to resolve the Dispute during the meeting described in Section 10.9.3 hereof or if for any reason such meeting does not take place within the period specified in Section 10.9.3 hereof, then the Chief Executive Officer of ImmunoGen and the Chief Executive Officer of CytomX shall meet at a mutually agreed-upon time and location for the purpose of resolving such Dispute.

10.9.5.If, within ninety (90) days of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 10.9.4 hereof has not been held within ninety (90) days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute shall be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 10.9.5.

(a)Arbitration Panel. The arbitration shall be conducted by a panel of three (3) arbitrators. Within thirty (30) days after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within thirty (30) days of their appointment, who will serve as chairman of the panel. All three (3) arbitrators must be independent Third Parties having at least ten (10) years of dispute resolution experience (which may include judicial experience) and/or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such thirty (30) day period, JAMS will make the necessary appointments for such arbitrators) or the chairman. Once appointed by a Party, such Party shall have no ex parte communication with its appointed arbitrator.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b)Location and Proceedings. The place of arbitration will be in the Borough of Manhattan, City of New York, NY or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto shall be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof.

(c)Limitation on Awards. Except for breaches of Article 6 hereof, the arbitrators shall have no authority to award any special, indirect, incidental, consequential, punitive, exemplary or other similar damages. Each Party shall bear its own costs and expenses (including attorneys’ fees and expert or consulting fees) incurred in connection with the arbitration. The Parties shall equally (50/50) share the arbitrators’ fees and other administrative costs and expenses associated with the arbitration.

(d)Confidentiality. The existence, content and results of any arbitration proceedings pursuant to this Section 10.9.5 shall be deemed the Confidential Information of both Parties.

10.9.6.Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary or permanent injunction, to preserve or enforce its rights under this Agreement.

10.10Patent Disputes and Disputes Relating to Article 6.

10.10.1.Inventorship. Any dispute, controversy or claim between the Parties involving the inventorship of any Program Technology that is not resolved by mutual agreement of the Party’s respective chief patent counsels (or persons with similar responsibilities) within thirty (30) days after the date the dispute is raised by one or both of the Parties shall be submitted to an Independent Patent Counsel for resolution. Such Independent Patent Counsel’s determination of inventorship, absent manifest error, shall be final and binding on the Parties; provided, however, that any such determination with respect to a patent application shall not preclude either Party from disputing inventorship with respect to any patents issuing from such patent application, which disputes shall be resolved in accordance with this Section. The Parties shall equally (50/50) share the Independent Patent Counsel fees and expenses related to his determination of inventorship.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

10.10.2.Other Patent Disputes. Any dispute, controversy or claim between the Parties that involves the validity, scope, infringement, enforceability or ownership of the Parties’ respective Patent Rights (a) that are pending or issued in the United States shall be subject to actions before the United States Patent and Trademark Office and/or submitted exclusively to the federal court located in the jurisdiction where the Party whose Patent Rights are the subject to such dispute, controversy or claim resides (provided that if such Party does not reside in the United States, venue shall be the jurisdiction where such Party’s principal U.S. Affiliate resides) and (b) that are pending or issued in any other country (or region) shall be brought before an appropriate regulatory or administrative body or court in that country (or region), and the Parties hereby consent to jurisdiction and venue in such courts and bodies.

10.10.3.Disputes Relating to Article 6. Any dispute, controversy or claim between the Parties that relates to the enforcement of Article 6 hereof shall be subject to action in any court of competent jurisdiction.

10.11Governing Law. This Agreement, and all claims arising under or in connection therewith, shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

10.12Entire Agreement. This Agreement, including its Exhibits and Schedules, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof, including the Confidentiality Agreement.

10.13Purpose and Scope. The Parties understand and agree that this Agreement is limited to the activities, rights and obligations as expressly set forth herein. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

10.14Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and both of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile or PDF file, each of which shall be binding when received by the applicable Party.

10.15No Third Party Rights or Obligations. Except as set forth in Article 9 hereof, no provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, either Party may decide, in its sole discretion, to use one or more of its Affiliates to perform its obligations and duties hereunder, provided that such Party shall remain liable hereunder for the performance by any such Affiliates of any such obligations.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

10.16Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement. In addition, unless the context otherwise requires, wherever used in this Agreement: (i) the singular shall include the plural, the plural the singular; (ii) the use of any gender shall be applicable to all genders; (iii) the word “or” is used in the inclusive sense (and/or); (iv) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation” (irrespective of whether the words are used in the applicable instance); (v) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and (vi) all references to “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature.

[The remainder of this page has been intentionally left blank. The signature page follows.]

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit 10.4

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

IMMUNOGEN, INC.		CYTOMX THERAPEUTICS, INC.

By:	/s/ Peter Williams	By:	/s/ Debanjan Ray

Name:	Peter Williams	Name:	Debanjan Ray

Title:	Vice President	Title:	SVP Corporate Development

Date:	February 16, 2016	Date:	February 18, 2016

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit A

Licensed Target

Target Protein Name	UniProtKB/Swiss-Prot Accession Number
CD166	Q13740

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Exhibit B

Royalty Rate Reduction Methodology

Step 1 – Calculate the Weighted Average Royalty Rate (WARR) for the Calendar Quarter

•

This is the weighted average rate calculated based on the worldwide Net Sales of the Licensed Product for a Calendar Quarter, based upon the rates detailed in Section 4.2 of this Agreement and assuming that there are not any countries where the royalty rate is to be reduced per Section 4.2.3(b)(i) or 4.2.3(c) of this Agreement. (M = Million)

o	For instance, if the worldwide Net Sales for Calendar Quarter 1 of 2020 is $1,000M, then the WARR for that period is ($500M*[***]% + $500M*[***]%) / $l,000M = [***]%
•	WARR is the basis for the royalty reduction; it is not the effective royalty rate for a certain country or for the Licensed Product on a worldwide basis.

Step 2 – Determine the reduced royalty due to ImmunoGen for those countries in the world for which a reduced royalty rate is to be applied per Section 4.2.3(b)(i) or 4.2.3(c) of this Agreement.

•	The reduced royalty rate is the WARR * 50%
•	Continuing with the example in Step 1,
o	If Country X is the one (and only) country in the world for which a reduced royalty rate is to be applied per Section 4.2.3(b)(i) or 4.2.3(c) of this Agreement, and
o	sales in Country X for the Calendar Quarter are $50M (out of the $1,000M of worldwide sales),
o	then the reduced royalty due to ImmunoGen for Country X is:

[***]% * 50% * $50M = $[***]

•	This calculation should be repeated for each country for which a reduced royalty rate is to be applied per Section 4.2.3(b)(i) or 4.2.3(c) of this Agreement.

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by CytomX Therapeutics, Inc.

Step 3 Apply the WARR from Step 1 to Net Sales for the Calendar Quarter in all countries of the world in which the royalty rate is not to be reduced per Section 4.2.3(b)(i) or 4.2.3(c) of this Agreement.

•	Continuing with the example in Step 1,
o	Net Sales for the Calendar Quarter excluding Country X are $950M (out of the $1,000M of worldwide sales)
o	Then the royalties due to ImmunoGen for all countries of the world excluding Country X are:

$500M*[***]% + $450M*[***]% = $[***]

Step 4 – Sum the amounts calculated in Steps 2 and 3 above to arrive at the total royalties due to ImmunoGen for the Calendar Quarter.

•	Continuing with the example in Step 1,

$[***] +$[***] = $[***]

[***] Certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.